As filed with the Securities
and Exchange Commission on February 24, 1999          Registration No. 333-64879
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                           Amendment No. 1 to Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                    STRUCTURED ASSET TRUST UNIT REPACKAGINGS

                           MSDW STRUCTURED ASSET CORP.
        (Exact name of registrant as specified in governing instruments)

                Delaware                                13-4026700
         (State or other jurisdiction                (I.R.S. employer
           of incorporation or organization)           identification number)

                                  1585 Broadway
                               New York, NY 10036
                                 (212) 761-1715
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    ---------
                                  Michael Harpe
                           MSDW Structured Asset Corp.
                                  1585 Broadway
                               New York, NY 10036
                                 (212) 761-2520

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ---------

                                   Copies to:
                            Mitchell S. Dupler, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                         2000 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered pursuant to delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                           Amount          Proposed        Proposed maximum

   Title of securities      being      maximum offering   aggregate offering      Amount of
   being registered      registered     price per unit         price(2)        registration fee
   ----------------      ----------     --------------         --------        ----------------
                             (1)              (2)

   Trust Units          $500,000,000         100%          $500,000,000          $147,500.00

(1) This registration statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrant (subject, with respect to any securities listed on a stock exchange or quoted on an automatic quotation system, to any required approval of such stock exchange or quotation system in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated).

(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                            -------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
X   Information contained herein is subject to completion             X
X   or amendment. A registration statement relating to these          X
X   securities has been filed with the Securities and Exchange        X
X   Commission. These securities may not be sold nor may offers to    X
X   buy be accepted prior to the time the registration statement      X
X becomes effective. This prospectus shall not constitute an offer X X to sell or the solicitation of an offer to buy nor shall there be X X any sale of these securities in any State in which such offer, X
X   solicitation or sale would be unlawful prior to registration or   X
X   qualification under the securities laws of any such State.        X
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX



PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 1999)

              Structured Asset Trust Unit Repackagings (SATURNS)SM
                                 Series 1999-__

           [Amount], Class * [Callable] Units, [ * %] [Variable] Rate [Amount], Class * [Callable] Units, [ * %] [Variable] Rate

                           MSDW Structured Asset Corp.
                                    Depositor

Consider carefully the risk factors beginning on page i in this Prospectus Supplement and on page 3 in the Prospectus.

The Units represent obligations of the Trust only and do not represent an interest in or obligation of any other entity.

This Prospectus Supplement may be used to offer and sell the Units only if accompanied by the Prospectus.



The Structured Asset Trust Unit Repackagings (SATURNS) Trust Series 1999- * will issue [a single class][ * classes] of Units. These Units are being offered by this Prospectus Supplement and the accompanying Prospectus.

o The Units will represent a beneficial interest in the securities described on pages * of this Supplement. The securities will be held by the Trust. * The securities have a different [interest rate][currency][maturity][credit risk] than do the Units.

o [Interest will accrue on the Units at rate equal to * ][The Class * Units will receive all scheduled interest payments received by the Trust on or before * on the securities held by the Trust. The Class * Units will receive a distribution of the securities in kind on * .]

o [The Trust will enter into a derivative transaction with * as its counterparty. The Trust will pay to the counterparty the [interest] [principal] [other] amounts the Trust receives on the securities. In exchange, the counterparty will pay to the Trust the scheduled distributions on the Units.] [Describe for each derivative]

o [If the securities default, or if the Trust is terminated or fails to perform its obligations, the derivative transaction will terminate early. Early termination of the derivative transaction may result in losses to the purchaser of the Units, which may be as much as the entire investment. * See "Risk Factors."]

o [Payments of [interest] [principal] will vary based on performance of an index.][A [decline][increase] in the value of the index will result in losses to the purchaser of the Units, which may be as much as the entire investment.] See "Risk Factors."]

o [The Class * Units are not entitled to distributions of principal. If the Securities are prepaid or redeemed early, returns on the Class * Units will be adversely affected and holders of the Class * Units may not recover the initial investment. See "Risk Factors".]

Neither the Securities and Exchange Commission nor any state securities commission has approved these Units or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[The Units may only be purchased by "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933].

[The Units [may not be] [may be] purchased by pension plan investors subject to the requirements of the Employee Retirement Income Security Act of 1974 [only through special arrangements]. See "ERISA Considerations" in the Prospectus.]

[The Depositor will apply to list the Units on the New York Stock Exchange.]

Both the Prospectus and the Prospectus Supplement provide information about the Units. The Prospectus provides general information. This Prospectus
Supplement describes the specific terms of the Units. The specific terms of the Units described in this Prospectus Supplement qualify any related general discussion in the accompanying Prospectus.

The Underwriter will purchase the Units from the Trust. The Underwriter will then sell the Units in negotiated transactions at varying prices at the time of sale. Proceeds from the Units are expected to total * . The Units will be delivered in [book entry form through The Depository Trust Company and its participating members][definitive form] on or about * .


                           MORGAN STANLEY DEAN WITTER

February __, 1999

                                Table of Contents

                                                                 Page

SUMMARY...........................................................S-1


RISK FACTORS......................................................S-5


DESCRIPTION OF UNITS.............................................S-12


   Interest Distributions........................................S-12


   Principal Distribution........................................S-13


   [[Amortizing Distributions]]..................................S-13


   [[Call Rights]]...............................................S-14


   [[Optional Exchange]].........................................S-14


DESCRIPTION OF TRUST PROPERTY....................................S-15


   The Securities................................................S-15


   The Security Issuer...........................................S-17


   [[Credit Support]]............................................S-24


[[DESCRIPTION OF SWAP AGREEMENT]]................................S-26


   Guarantee of MSDW.............................................S-31


DESCRIPTION OF TRUST AGREEMENT...................................S-32


   Trustee Compensation..........................................S-32


   [[Retained Interest]].........................................S-33


U.S. FEDERAL INCOME TAX CONSIDERATIONS...........................S-33


ERISA CONSIDERATIONS.............................................S-35


[[BEARER UNITS]].................................................S-37


PLAN OF DISTRIBUTION.............................................S-38


RATINGS..........................................................S-39


LEGAL OPINIONS...................................................S-40


INDEX OF DEFINED TERMS...........................................S-41

SUMMARY

     Below is a concise summary of the principal terms of the Units. As a summary, it does not contain all of the information that may be important to you. A detailed description of the Units follows this summary.

Units .............................There will be * class(es) of Units, Class(es)
                                   * [and * ]. The Units will be denominated in [specified currency] (the "Specified Currency"). The total principal amount of Units being issued is * (the "Initial Unit Principal Balance"). The Units will be issued in [book-entry records of the Depository Trust Company] [definitive form] in minimum denominations of * .

Depositor .........................MSDW Structured Asset Corp.


The Trustee                        [Chase Bank of Texas, National Association]


The Trust .........................The Trust will be formed under a Trust
                                   Agreement between the Depositor and the
                                   Trustee.

Securities ........................The Depositor will deposit into the Trust
                                   [the following fixed income securities (the
                                   "Securities"):{identify}] [a pool of
                                   Securities consisting primarily of
                                   {identify}]. The Securities [have been
                                   purchased by the Depositor or its affiliates in the secondary market][are being deposited into the Trust in connection with the initial issuance of the Securities by * , an affiliate of the Depositor]. See pages * -
                                   * for a description of the terms of the
                                   Securities.

Security Issuer ...................The issuer of the Securities deposited into the Trust is [identify] [repeat for each]
                                   (the "Security Issuer"). [Security Issuer] is not participating in this offering and has no obligations under the Units. Information about [Security Issuer] is available in [Security Issuer]'s filings with the Commission.

Closing Date ......................On or about *

Interest and Principal
Distributions .....................[Interest will be distributed each * (each a
                                   "Distribution Date"""). The interest rate for the Units is [ * % per annum][variable] (the "Interest Rate"). The Trust will pass through interest to the holders of the Units ("Unitholders") based on payments [received by the Trust under the Securities] [to the Trust by the Swap Counterparty under the Swap Agreement.] [Distributions of interest for a given [period] will be based on the value of [specify index] determined [as of the * day prior to the first day] [on the last day] (the "Interest Reset Date") [other basis of determination] of that [period] [by the Calculation Agent under the Swap Agreement] [under the terms of the Securities].]]

                                   [Principal will be distributed [on a final
                                   Distribution Date occurring on * (the "Final
                                   Scheduled Distribution Date") {or as the
                                   Trust receives distributions of principal on the Securities it holds}]]. [Describe any other distributions]. [Distributions of principal on the Class * Units may be less than the full principal amount of the Units [depending on the value of {describe index and valuation period}] [if the Trust is required to make a termination payment {or payment under the credit swap transaction} under the Swap Agreement]].

                                   [The Class * Units have an amortizing
                                   principal balance. The Class * Units will receive all scheduled payments on interest that the Trust receives on or before * on the Securities it holds. Each payment will reflect partial amortization of the principal balance of the Class * Units and a distribution of interest at a rate of * % per annum.]

                                   [The Class * Units will not receive scheduled distributions of interest or principal, but will receive a distribution of the Securities on * .]

                                   [If the Securities are in default or are redeemed early, the Trust will terminate and the Securities or proceeds of redemption will be divided between the Class * and Class * Units. The percentage share of the Securities received by each Class will vary based on when the Trust terminates. See "Description of Units".]

[[Call Rights .....................The Units are subject to a call option in favor of [identify] on * at a price of * ]]


[[Optional Exchange ...............Holders of the Units have a limited right to exchange Units for corresponding portions of the Securities. The right to make such an exchange is subject to restrictions on advance notice, frequency, and minimum amount of the exchange. [In addition, an exchanging Unitholder will be responsible for a partial termination payment under the Swap Agreement.]]]

[[Swap Counterparty ...............[identify]]]

[[Swap Agreement ..................[Swap Counterparty] will enter into [an interest rate swap] [a cross-currency swap]
                                   [a total return swap][a {call}{put}option transaction] [a credit swap] [other] transaction with the Trust. The Trust [will pay to the Swap Counterparty the {interest} {principal} amounts the Trust receives on the Securities] [{will}{may be required to} deliver to the Swap Counterparty the Securities on {dates} at a price of * . [In exchange for periodic payments made by the Swap Counterparty, the Trust will deliver the Securities to the Swap Counterparty if a specified credit-related occurs with respect to [specify entity].] The Trust will receive payments under the Swap Agreement on the same dates the Trust makes distributions on the Units. [The Trust will apply the payments it receives under the Swap Agreement to make distributions of interest [and principal] on the Units.]]]

[[Swap Agreement Guarantee ........Morgan Stanley Dean Witter will guarantee the obligations of [Swap Counterparty] under the Swap Agreement.

[[Calculation Agent ...............[Entity] will act as Calculation Agent under the Swap Agreement and will calculate the value of [index] from time to time.]]


[[Exchange Rate Agent .............[Entity] will act as Exchange Rate Agent and will calculate applicable rates of exchange between U.S. dollars and [specified currency] for investors purchasing the Units with U.S. dollars.]]

[[Credit Enhancement ..............The credit enhancements include [a financial guaranty insurance policy] [letter of credit] [guarantee] [subordination features].
                                   [Describe]]]

[[Retained Interest ...............[Describe any retained interest of the
                                   Depositor]]]

Tax Status ........................The Depositor will receive an opinion that the Trust [{should}{will} be characterized as a grantor trust and][will not be characterized as an association taxable as a corporation.]

Rating ............................The Units must be assigned a rating of * by *
                                   in order to be issued.

[[Offering Restrictions ...........The Units are being offered only to
                                   "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933.]]

ERISA Considerations ..............A plan subject to the fiduciary responsibility provisions of the Employee
                                   Retirement Income Security Act of 1974, as amended, or Section 4975 or the Internal Revenue Code [may not purchase the Units] [must make special arrangements with the Depositor and the Trustee in order to purchase the Units] * [should consult with its counsel before making an investment in the Units]. * See "ERISA Considerations."

                                  RISK FACTORS

In addition to the risk factors discussed in the Prospectus, prospective purchasers of the Units should carefully consider the following risk factors:

[[[Describe any special risk
factors from
Securities]]]

[[ Prepayments Will Affect
Yield [and Recovery of Investment] The Securities [can be redeemed early at the option of the Security Issuer {specify dates or conditions}] [may amortize early as a result of {describe amortization features of underlying security}]. If the Securities are redeemed early, the Trust will be terminated and [Unitholders will receive a return of principal before the scheduled maturity of the Units] [proceeds of the redemption will be divided between the Class
                                   * and Class * Units based on the outstanding
                                   Class * Unit Principal Balance determined on the termination date. See "Description of Units -- Amortizing Distributions"] See "Risk Factors -- Risks of Extended or Accelerated Maturity or Prepayment" in the Prospectus.

                                   If the Securities are redeemed early, the Trust [and the Swap Agreement] will terminate [, and the Trust may be required to pay a termination payment. See "--Liability for Swap Termination Payments" in this section and "Risk Factors -- Special Risks Associated Swap Agreement" in the Prospectus."]]]

                                   [[The Class * Units are not entitled to
                                   distributions of principal but receive
                                   interest cash flows from the Securities for so long as the Securities are outstanding. If the Securities are prepaid or redeemed early or the Trust is wound up early, returns on the Class * Units will be adversely affected. Such prepayment, redemption or wind up may occur before holders of the Class * Units have recovered the initial investment. See "Risk Factors".]]


[[Sensitivity to Interest Rates]]  [[The Class * Units do not receive allocations of either interest or principal until the Final Scheduled Distribution Date. The market value of the Class * Units from time to time will be sensitive to changes in interest rates, more so than the Securities.]]

[[[Interest] and [Principal]
Linked to Value of [Specify
Index]. The Units are "Index-Linked Units" as described in the Prospectus. Distributions of [interest] [and principal] with respect to the Units will depend on the value of the [specify index]. The [specify index] indexes the appreciation or depreciation in the price of a designated group of [securities commodities, currencies, intangibles, goods or articles or other objective price, economic or other measure] over a given period of time. Depending on the performance of the [specify index] over a given interest period, Unitholders may receive lesser amounts of interest on these Units than they would otherwise have received had they held the Securities. Depending on [the performance of the index over the time the Units are outstanding] [the value of the index on the scheduled final distribution date for the Units], Unitholders may receive a lesser return of principal on the Units than they would have received had they held the Securities.

                                   The value of the index is determined by
                                   changes in the prices of the [securities commodities, currencies, intangibles, goods or articles or other objective price, economic or other measure] making up the index. Such changes generally depend on factors -- such as economic and political events and the supply of and demand for [indexed assets] -- that the Depositor[, the Swap Counterparty] and the Trustee and their affiliates do not control and cannot foresee.

                                   [The value of the index is not determined by a nationally published source]. [The index is published solely by third parties are not subject to regulation under the laws of the United States.] [The Depositor and the Swap Counterparty cannot ensure that [publisher] will determine the value of the index accurately.]

                                   The risk of [decreased interest payments]
                                   [and loss of principal] as a result of the linkage of payments on Index-Linked Units to the index and to the Indexed Assets is substantial. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Index-Linked Units.]]

[[Currency Risks.                  The Units are not denominated in U.S.
                                   dollars. Depreciation of [the specified
                                   currency] against the U.S. dollar will
                                   result in a decrease in the effective yield of such Unit for an investor who pays dollars to purchase the Units. * The value of the U.S. dollar in comparison to the [specified currency] depends on economic and political factors, the supply and demand for such currencies, and government interventions, and can be highly unpredictable. [In recent years, rates of exchange between the U.S.
                                   dollar and [specified currency] have been volatile.]

                                   The [specified currency] may become
                                   unavailable, due to exchange controls or other events beyond the control of the Depositor or the Trust. In such circumstances, the Exchange Rate Agent will determine in its sold discretion when and how to make distributions on the Units. This may include a delay until the [specified currency] is again available or a distribution in another currency at rates determined by the Exchange Rate Agent.

                                   Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. In the New York courts, an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the exchange rate prevailing on the date of judgment.

                                   Prospective purchasers of such Units should consult their own financial and legal advisors about risks related to investments in currencies other than U.S. dollars.]]

[[Liability for Swap
Termination Payments               [The Swap Agreement] [Each swap transaction]
                                   may be terminated early if

                                   o the [related] Securities default [or are
                                     redeemed early];

                                   o the Trust or the Swap Counterparty fails to
                                     make the required payments under the
                                     agreement;

                                   o MSDW fails to perform under its guarantee
                                     of the Swap Agreement;

                                   o the Swap Agreement becomes illegal or
                                     invalid;

                                   o the Trust or the Swap Counterparty becomes
                                     bankrupt;

                                   o withholding taxes are imposed on payments
                                     made by the Trust or Swap Counterparty
                                     under the Swap Counterparty;

                                   o the Swap Counterparty or MSDW is involved
                                     in a merger and disaffirms the Swap
                                     Agreement; or

                                   o [other]

                                   At any time of early termination [the Swap
                                   Agreement] [each swap transaction] may have value to either the Trust or the Swap Counterparty; if so, the other party will be required to pay that value as a termination payment. The termination payment corresponds to the estimated cost to the Trust or the Swap Counterparty of entering into a replacement [Swap Agreement] [swap transaction]. Such cost depends on the comparative value of the remaining [specify] payments to be made by the Trust and the remaining [specify] payments to be made by the Swap Counterparty.

                                   The holders of the Units will effectively pay any termination payment payable by the Trust, in proportion to the amount of their investment, up to the limit of the Trust's assets. The value of [the Swap Agreement] [each swap transaction] may be highly volatile, and it is not possible to estimate the maximum amount of the termination payment.

                                   Please carefully review "Risk Factors --
                                   Special Risks Associated Swap Agreements" in the Prospectus. ]]

[[High Yield  Securities  --
Greater  Default Risk              The Securities [are] [include] high yield
                                   corporate debt obligations of U.S. [and
                                   other] issuers rated below investment grade.
                                   [The Securities are not secured by any
                                   collateral.] [High yield debt obligations are generally unsecured.] They [are] [may also be] subordinated to other obligations of the Security Issuer and have greater credit and liquidity risk than is typically associated with investment grade corporate obligations.
                                   High yield obligations are often issued in connection with leveraged acquisitions or recapitalizations. In such transactions, security issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated.

                                   High yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities. Although studies have been made of historical default rates in the high yield market, future default rates may differ.]]

[[Emerging   Market
Securities  --  Special
Risks The Securities [include] [are] emerging market securities, and are subject to special risks.

Special Credit Risks               Investing in the debt of emerging markets
                                   issuers involves special credit risks not associated with investing in more established capital markets such as the United States and Western Europe. The risks may include:

                                   o risks attributable to fluctuations in
                                     foreign exchange rates;

                                   o political, economic and diplomatic
                                     instability;

                                   o hyperinflation;

                                   o expropriation;

                                   o different legal systems;

                                   o exchange controls;

                                   o confiscatory taxation;

                                   o nationalization of private businesses; or

                                   o other governmental restrictions

Tax Risks                          Foreign investments may also be subject to
                                   foreign withholding taxes or other taxes or changes in the rates or methods of taxation applicable to the Trust or to the Security
                                   Issuer.

Price and Liquidity Risks          The Securities are also subject to special
                                   price volatility and liquidity risks.
                                   [Specify market] [and other] emerging markets have smaller capital markets with substantially less volume than capital markets of non-emerging markets. As a result, the securities traded there are generally less liquid and prices are generally more volatile. A limited number of issuers often represent a disproportionately large percentage of market capitalization and trading value in [specify market] [and other] emerging markets. In addition, large investors trading significant blocks of securities, or dealers making large dispositions of securities resulting from failure to meet margin calls, may significantly affect price and liquidity in emerging markets. Should the Unitholders receive a distribution of the Securities in kind, as a result of early termination of the Swap Agreement or the Trust, such factors may affect the price at which the Unitholders' can dispose of the Securities and their ability to do so quickly.



Available Information              Disclosure and regulatory standards in
                                   emerging markets are often less stringent than those in other international securities markets. Many emerging market countries have a low level of monitoring and regulation of the market and market participants, and limited and uneven enforcement of existing regulations. An investor may be able to obtain little publicly available information about an issuer in an emerging market country. The security issuer may not be subject to accounting, auditing and financial reporting standards comparable to those of companies in non-emerging markets. As a result, traditional investment measurements, such as price/earnings ratios, may not be useful in emerging markets.]]

                              DESCRIPTION OF UNITS

     The Trust will be formed under a Trust Agreement between the Depositor and the Trustee dated * . The Trust Agreement incorporates the provisions of the Standard Terms of Trust Agreements between the Depositor and the Trustee dated * and described in the Prospectus. When the Trust Agreement is executed, the Depositor will deposit the Securities into the Trust. The Trustee, on behalf of the Trust, will accept the Securities [, enter into the Swap Agreement] and deliver the Units to or upon the order of the Depositor.

     The Units will consist of * Class[es] of Units, designated as [specify classes]. Each Class is denominated in [Specified Currency] (the "Specified Currency"). The [Class * ] Units have in the aggregate an Initial Unit
Principal Balance of * . [The Class * Units do not have a Unit Principal Balance but are entitled to distributions of interest based on a Notional Amount of *
 .][The Unit Principal Balance of the Class * Units amortize, in accordance with the schedule described under "Amortizing Distributions" below.][The Trust will also issue Class * Units, which are not being offered by this Prospectus Supplement. The Class * Units will be transferred by the Depositor to an affiliate on the Closing Date, and may be sold at any time by the Depositor in accordance with the terms of the Trust Agreement.]

[[[For Global Registered Units]:

     The Units [(other than the Class * Units)] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of * and multiples of * in excess thereof.]]

[[[For Definitive Units]:

     The Class * Units will be offered in registered, certificated form, in minimum percentage interests corresponding to the [initial Notional Amount] [Initial Unit Principal Balance], of * and integral multiples thereof. The Trustee will maintain a register of the Unitholders of record and distributions in respect of the Units will be made on each Distribution Date to holders of record on a record date ("Record Date") occurring on the * day prior to each Distribution Date.]]

Interest Distributions

     Distribution Dates for the Units will occur on [the payment dates under the Securities falling on] [the payment dates under the Swap Agreement falling on] each [specify dates]. Exact Distribution Dates are subject to the provisions of the Trust Agreement and [the Swap Agreement] [the Securities] as to shifting of payment dates where Distribution Dates would otherwise fall on a date which is not a business day. Specifically, if a Distribution Date would otherwise fall on a day which is not a Business Day, the payment will instead be made on the next following Business Day [other]. For purposes of the Units [and the Swap Agreement], "Business Days" will include [specify].

     The Interest Rate applicable to the Units is a [fixed rate of * % per annum][variable rate]. Each [specify interval] period from (and including) a Distribution Date to (but excluding) the following Distribution Date will be an Interest Period. [The Trust will pass through to the Unitholders interest it receives on the Securities. See "Description of Trust Property."]
[Distributions of interest for a given [period] will be based on the value of [specify index] as determined [on the first day] [on the last day] [other basis of determination] of that [period] by the Calculation Agent under the Swap Agreement. The Trust will pass through interest at this rate to the holders of the Units based on payments to the Trust by the Swap Counterparty under the Swap Agreement.] [The Units will accrue interest for each Interest Period based on the value of [specify index] [determined as of the ___ day prior to the first day] [determined on the ___ day prior to the last day] of such Interest Period by the Calculation Agent under the Swap Agreement.]

Principal Distributions

     Principal will be distributed on the Final Scheduled Distribution Date occurring on * [or as the Trust receives distributions of principal on the Securities it holds]. The Trust will also pass through to the Unitholders payments of principal received on the Securities due to any early amortization or partial redemption of the Securities. [Describe any other distributions]. [Distributions of principal on the Class * Units may be less than the full principal amount of the Units [depending on the value of {describe index and valuation period}] [if the Trust is required to make a termination payment {or payment under the credit swap transaction}under the Swap Agreement].]

[[Amortizing Distributions

     On each Distribution Date, commencing on * and ending on the Final Scheduled Distribution Date, the holders of the Class * Units will receive a distribution equal to the interest payment, if any, received on the Securities, minus fees and expense reimbursements paid to the Trustee. * The amount distributed will be * % of the principal amount of the Securities held by the Trust. The amount will be allocated between payment of interest on the outstanding Unit Principal Balance of the Class * * at an Interest Rate of * % per annum. and a partial return of principal on the Class * Units in accordance with the amortization schedule set forth below (the "Amortization Schedule"). The Class * Principal Balance will be decreased on each Distribution Date by the amount*allocated to return of principal on the Class * Unit on that date.

                             [Amortization Schedule]

                              [set out schedule]

     Although distributions on the Class * Units are labeled as principal and interest, the Class * Units generally will not be entitled to any allocation of any principal payments received on the Securities and will be paid solely from interest payments on the Securities.

         Except upon early termination of the Trust, no cash distributions will
be made on the Class *   Units until the Class *   Unit Principal Balance has
been reduced to zero. On the Final Scheduled Distribution Date, the holders of
Class *   Units will be entitled to a distribution of all of the Securities held by the Trust as of such date.

     If a Securities Default (as defined under "Description of the Trust Agreement") occurs or the Securities are redeemed early, the Trust will terminate and the Securities or proceeds of redemption will be divided between the Class * and Class * . * The percentage shares of the Securities received by the Class * and Class * Units will vary, as specified in the Amortization Schedule, based on the outstanding Unit Principal Balance of the Class * on the date Trust terminates. * The Class * Units will receive a percentage amount of the Securities equal to the ratio between the Class * Unit Principal Balance on the date of termination and the principal amount of the Securities [amount]. * If the date of termination is not Distribution Date, the Class * Unit Principal Balance will be determined by the Calculation Agent by linear interpolation (as described below) between the Class * Unit Principal Balance on the Distribution Date immediately preceding and immediately succeeding such date. * The Class * Units will receive the remaining portion of the Securities.]]

[[Call Rights

     The Units are a Callable Series. [Specify call holder] has the right to purchase all or a portion of the Units at a price of * %, provided that such right must be exercised with respect to a minimum Unit Principal Balance of * and integral multiples thereof. [Specify any time restriction]. Each
Unitholder will be entitled to receive a distribution of a pro rata share of the price paid in connection with exercise of the call option.]]

[[Optional Exchange

     The Units are an "Exchangeable Series."A holder may exchange Units for a pro rata portion of the Trust Property; provided that: (i) the exchanging holder tenders to the Trustee Units of each Class; (ii) the exchange is made with respect to a minimum Unit Principal Balance or Notional Amount of * or an integral multiple thereof; (iii) exchange may only be affected on the following dates ("Optional Exchange Dates"): [specify] [(iv) an exchanging holder is required to {obtain the consent of the Swap Counterparty to such exchange and} tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Securities to be distributed to such holder by the Trustee;] [describe other limitations or provisions].]]

                          DESCRIPTION OF TRUST PROPERTY

The Securities

[[[Include for each Concentrated Security:]

     [A significant portion of] [Virtually all of] [All of] the Trust Property of the Trust will consist of the [amount] [ * %] [floating rate] [specify publicly issued security] due * of [specify issuer][, exclusive of the Retained Interest of {the Depositor} as described below]. The Securities were issued under an [indenture][other agreement] dated as of * (the "Security Agreement") between [Security Issuer] and [Security Trustee][Fiscal Agent][other counterparty]. The Securities were part of a series of securities totaling * . [The Securities have an amortizing principal and the Securities to be held by the Trust had as of * (the "Cut-off Date") an aggregate principal amount of approximately * .]

     [[The Securities [have been] [will be] purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Securities will not be acquired either from [Security Issuer] or pursuant to any distribution by or agreement with [Security Issuer]. All information contained in this Prospectus Supplement regarding the Securities has been derived solely from the Security Prospectus [and Security Registration Statement] relating to such Securities as filed with [stock exchange or other agency] [the Commission] on * , or other publicly available information. [Describe other publicly available documents.] Prospective purchasers of Units are urged to read this Prospectus Supplement in conjunction with the Security Prospectus and the Security Registration Statement. The Depositor, Morgan Stanley and the Trustee, as well as their respective affiliates, did not participate in the preparation of the Security Prospectus or Security Registration Statement or other public information relating to the Securities, and they take no responsibility for the accuracy or completeness of the information provided in such Security Prospectus or Security Registration Statement.]]

     [[The Securities [were issued][will on the Closing Date be issued] by * , an affiliate of the Depositor and Morgan Stanley. In depositing the Securities into the Trust, the Depositor is acting as an underwriter of the Securities.
The Security Prospectus was filed with the Securities and Exchange Commission on
* and is included as an annex to this Prospectus Supplement. Prospective purchasers of Units are urged to read this Prospectus Supplement in conjunction with the Security Prospectus and the Security Registration Statement.]]

     The following is a summary of the material terms of the Securities:

Title and Original Issue Date:

Security Issuer:

Principal Amount Held By Trust:

Interest Rate:

Scheduled Payment Dates:

Scheduled Maturity:

Ranking:

Rating at Issuance:

Security Agreement:

Terms of Pledge, Lien or other Security Interest:

Guarantee or other Credit Support:

Currency of Denomination:

Redemption or Sinking Fund Terms:

Optional Redemption Terms:

Trustee or Other Agent for Security Holders

Listing:

Form:

CUSIP:

Security Prospectus:

Security Registration Statement:

Other Terms:


     [Describe any put, call or other conversion or redemption options applicable to the Securities].

     [Describe material covenants and events of default under Security Agreement relating to each Concentrated Security].

     As of the Cut-off Date, the Securities were rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Securities is not a recommendation to purchase, hold or sell such Securities or the Units, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" in this Prospectus*Supplement regarding certain considerations applicable to the ratings of the Units.

The Security Issuer

     [[ According to [Security Issuer]'s publicly available documents, [Security Issuer] is a [identify form of entity, banking organization, insurance company, or describe foreign sovereign or agency or instrumentality] whose principal executive offices are located at [specify address]. The Depositor is not an affiliate of [Security Issuer]. [Security Issuer] is subject to the informational requirements of the Exchange Act and as required by the Exchange Act files reports and other information (including financial information) with the Commission [and makes available to the public upon request certain annual reports containing financial and other information]. Copies of such reports and other information may be inspected and copied at the Commission locations listed under "Available Information" in the accompanying Prospectus and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. In addition, such reports and other information
[can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [may be obtained from {Security Issuer}, according to its most recent annual report, upon written or oral request to { Security Issuer }].]]

     [[This Prospectus Supplement does not provide information with respect to the Security Issuer and no investigation of the financial condition or creditworthiness of any of the Security Issuer or any of its subsidiaries or other affiliates, has been made by the Depositor, Morgan Stanley or the Trustee, or any of their affiliates, in connection with the issuance of the Units. Prospective purchasers of Units should consider carefully the Security Issuer's financial condition and its ability to make payments in respect of the Securities. All information contained in this Prospectus Supplement regarding the Security Issuer has been derived from the related Security Prospectus, reports filed by the Security Issuer pursuant to the Exchange Act, or other publicly available information. It is possible that events affecting the Securities or the Security Issuer have occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.]]

     [[In the event that [Security Issuer] ceases to be a reporting company under the Exchange Act, the Trust will [terminate] [partially terminate] and distribute the related Securities to the Unitholders in kind [subject to payment of any termination payment owed to the Swap Counterparty for the termination of the related swap transaction]. See "Risk Factors -- Special Risks Associated With Swap Agreements" in the Prospectus.


[[[Use the following where Units are backed principally by Treasury/FNMA/FHLMC securities]:

     [[[The Securities are [issued] [guaranteed] by [the United States of America] [agency].][Payment of the Securities is guaranteed by the full faith and credit of the United States of America.]]]

     [[The Securities are obligations of the Federal National Mortgage Association ("Fannie Mae"). Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgaged-backed securities. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgaged-backed securities. Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgaged-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

     Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from Paul Paquin, Senior Vice President -- Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (telephone: (202) 752-7115). Fannie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]]

     [[The Securities are obligations of the Federal Home Loan Mortgage Association ("Freddie Mac"). Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities. Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

     Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160). Freddie Mac is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]]]]

[[[Use the following where the Concentrated Security is issued by a foreign sovereign agency or instrumentality]

     The Securities are [obligations of][guaranteed by] [identify foreign government, foreign political subdivision, or agency and instrumentality]. In the absence of a waiver of immunity by [Security Issuer], it would not be possible to obtain a United States judgment against such [Security Issuer], unless a court were to determine that such issuer is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action. Even if [Security Issuer], is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Securities represent direct or indirect obligations of [Security Issuer], Unitholders should consider the political, economic and other risks attendant on holding the obligations of a foreign government which are not typically associated with an investment in securities of a domestic issuer.
Such risks include future political and economic developments, governmental repudiation, moratorium on payment or rescheduling of external debts, confiscatory taxation, imposition of any withholding tax, exchange rate fluctuations, political or social instability or diplomatic developments and the imposition of additional governmental laws or restrictions. While [Security Issuer] makes certain information available by filing periodic reports and other information with the Commission, such information (including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.

     The Securities of [Security Issuer] have been issued under a fiscal agency agreement with provision for a fiscal agent, rather than a Trustee. A fiscal agent does not have the same responsibilities or duties to act on behalf of the holders of [Security Issuer]'s as would a trustee. [The due and punctual payment of the Securities and the due and timely performance of all obligations with respect thereto [are backed by the full faith and credit of the sovereign entity] [unconditionally guaranteed by {identify}].]]]]]

[[[Use the following where the Securities consist of a pool of obligations of multiple obligors.]

The Securities Pool

     [The Securities consist of Securities of [specify all types of issuers -- domestic, foreign, corporate, government]. The Securities [will be] [have been] purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Securities will not be acquired either from the respective obligors on the Securities or pursuant to any distribution by or agreement with such obligors.

     The composition of the Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Securities as of the Cut-off Date are as set forth in Tables 1 through 5 below:

                       Composition Of The Securities Pool
                             As Of The Cut-Off Date
                             ----------------------


Number of Securities:
Aggregate Principal Balance:
Average Principal Balance:
Largest Balance:
Weighted Average Interest Rate:                                %
Weighted Average Original Term
to Maturity:                                                   years
Weighted Average Remaining Term
to Maturity:                                                   years
Longest Remaining Term
to Maturity:                                                   years



                     Distribution By Industry Classification
                  Of The Securities Pool As Of The Cut-Off Date



Industry                            Aggregate Principal    Percent of Aggregate
Classification      Number                Balance           Principal Balance
--------------      ------                -------           -----------------



Total



                   Distribution By Remaining Term To Maturity
                  Of The Securities Pool As Of The Cut-Off Date
                  ---------------------------------------------

Remaining Term                      Aggregate Principal    Percent of Aggregate
to Maturity         Number                Balance           Principal Balance
-----------         ------                -------           -----------------





Total



                          Distribution By Interest Rate
                  Of The Securities Pool As Of The Cut-Off Date
                  ---------------------------------------------

Interest                            Aggregate Principal    Percent of Aggregate
Rate Change         Number                Balance           Principal Balance
-----------         ------                -------           -----------------






                         Distribution By Ratings Of The
                     Securities Pool As Of The Cut-Off Date
                     --------------------------------------


                                    Aggregate Principal    Percent of Aggregate
Rating              Number                Balance           Principal Balance
------              ------                -------           -----------------




Total:


     [[As of the Cut-off Date, [all of] [approximately % of] such Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor of any Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Securities is not a recommendation to purchase, hold or sell such Security or the Units, and it is possible that a rating will not remain for any given period of time or that a rating will be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" in this Prospectus Supplement regarding certain considerations applicable to the ratings of the Units.]]

[[Add the following where pool includes Foreign Government Issuers:

     [The Securities will include obligations of, or guaranteed by, the following foreign governments, foreign political subdivisions, or agencies and instrumentalities (collectively referred to as "Foreign Governments"):

                                     [list]

     In the absence of a waiver of immunity by a Foreign Government, it would not be possible to obtain a United States judgment against such Foreign Government unless a court were to determine that such issuer is not entitled under the Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action. Even if such an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Securities represent direct or indirect obligations of foreign governments, Unitholders should consider the political, economic and other risks attendant on holding the obligations of a foreign government which are not typically associated with an investment in securities of a domestic issuer. Such risks include future political and economic developments, governmental repudiation, moratorium on payment or rescheduling of external debts, confiscatory taxation, imposition of any withholding tax, exchange rate fluctuations, political or social instability or diplomatic developments and the imposition of additional governmental laws or restrictions. While a Foreign Government Security Issuer may make certain information available by filing periodic reports and other information with the Commission, such information (including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.

     The Securities generally have been issued pursuant to a fiscal agency agreement with provision for a fiscal agent, rather than a Trustee. A fiscal agent does not have the same responsibilities or duties to act on behalf of the holders of a Foreign Government's Securities as would a trustee. The due and punctual payment of each Security and the due and timely performance of all obligations with respect thereto [are backed by the full faith and credit of the sovereign entity] [or] [unconditionally guaranteed by the sovereign entity].

     There are few contractual restrictions on the Foreign Governments in respect of the Securities. The Securities by their terms and provisions may, however, restrict certain actions of the related Foreign Governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the Foreign Government not to encumber its assets to secure any other external indebtedness without providing like security for the related Securities. Certain actions in respect of the Securities of Foreign Governments may also be subject to proper executive, legislative or administrative approval.]]

Security Agreements

     Each of the Security Agreement[s] limits the [respective] Security Issuer's ability to engage in certain activities and transactions and requires that the Security Issuer perform certain obligations with respect to the Securities. [Describe common restrictive, financial and other covenants on the Security Issuer contained in the Security Agreement.]

     The following is a summary of the typical events of default for each series of Securities:

     (a) failure to make payments of principal (and premium, if any) and interest to holders of the Securities in the time periods given in the Security Agreement;

     (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under a Security Agreement continuing for a specified period of time after notice thereof is given to the Security Issuer by the trustee or the holders of not less than a specified percentage of the Securities;

     (c) failure by the Security Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Security Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

     (d) certain events of bankruptcy or insolvency relating to the Security Issuer; and

     [(e) describe any additional common events of default with respect to the pool of Securities].

     As of the Cut-off Date, [approximately __% of] the Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Securities as well as the nature of the obligation represented by such Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]]
(including guarantees thereof)

     [Each of the] [The] Securities [was] [were] registered under the Securities Act of 1933 other than [specify], which was issued in reliance on the exemption from registration provided by [specify].

[[Credit Support -- [Letter of Credit][Insurance Policy][Reserve
Account][Subordination Feature]

     For the benefit [solely] of the [Class * ] Units, Credit Support will be obtained [and will constitute part of the Trust to the extent provided below], in the form of [a letter of credit] [insurance policy] [reserve account] [subordination feature] as described below.

     [[Simultaneously with the Depositor's assignment of the Trust Property to the Trust, the Depositor will obtain a letter of credit (the "Letter of Credit") from [LOC Issuer] in favor of the Trustee on behalf of the Unitholders. The Letter of Credit will be irrevocable and will support the [timely][ultimate] remittance of amounts due with respect to the Trust Property]. [The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to * .] [The initial amount of the Letter of Credit will be * . Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) * % of the aggregate Unit Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than * , and (ii)] the amount of the Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Trust Property] [describe other methods]]. The Letter of Credit expires on * . The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Trust Property and other collateral, and any realization thereon shall be paid to [LOC Issuer] to the extent of any amounts owing, in the manner and priority applicable to the Units that have been paid with proceeds of the Letter of Credit.

     [Add description of the LOC Issuer with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the LOC Issuer. In addition, to the extent that the Letter of Credit will cover payment of 20% or more of the aggregate principal amount of the Units covered thereby, provide or incorporate by reference financial statements and other information with respect to the LOC Issuer.]]]

     [[Simultaneously with the Depositor's assignment of the Trust Property to the Trust, the Depositor will obtain the financial guaranty insurance policy (the "Policy") from [identify] (the "Insurer") in favor of the Trustee on behalf of the Unitholders. The Policy will guaranty scheduled payments of principal, premium (if any) and interest with respect to the [Class * ] Units. The Policy expires on * . The Trustee will be obligated, in the event of a drawing on the Policy, to pursue appropriate remedies against the Trust Property and other collateral, and any realization thereon shall be paid to the Insurer to the extent of any amounts owing, in the manner and priority applicable to the Units that have been paid with proceeds of the Policy.

     [Add language regarding the issuer of the Policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Insurer. In addition, to the extent that the Policy will cover payment of 20% or more of the aggregate principal amount of the Units covered thereby, provide or incorporate by reference financial statements and other information with respect to the issuer of the Policy.]]]

     [[The Depositor will establish for the benefit of the Trustee on the Closing Date a Reserve Account containing cash, letters of credit and short-term investments acceptable to the rating agency initially rating the Units in the amount of * . [Collections with respect to the Trust Property not distributed with respect to the Units shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Units to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Depositor].]]

     [[The subordination described herein provided by the Class * Units is designed to protect holders of the remaining Classes of Units from certain losses and other shortfalls with respect to the Trust Property. As a result, losses and other shortfalls with respect to the Trust Property will be borne by the remaining Classes of Units, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

     Realized Losses will be allocated on any Distribution Date as follows:
[describe allocation among the various Classes].]]]]

[Describe any other Trust Property]

                         [[DESCRIPTION OF SWAP AGREEMENT

     As described in the Prospectus, the Trust will enter into a Swap Agreement with [Morgan Stanley Capital Services, Inc.] [other Swap Counterparty] in the form of a 1992 Master Agreement (as governed by the ISDA Definitions), [subject to a Schedule to the Master Agreement in the form attached as an exhibit to the Registration Statement].

     [[The Swap Agreement will document an interest rate swap transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate][floating rate] coupon payments received in respect of the Securities and receive from the Swap Counterparty [floating rate][fixed rate] payments. The swap transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the coupon otherwise applicable to the Securities into the effective coupon the Trust will distribute with respect to the Units.]]

     [[The Swap Agreement will document a cross-currency swap transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate][floating rate] [foreign currency][dollar] coupon and principal payments received in respect of [specified] Securities, and will receive from the Swap Counterparty [floating rate][fixed rate] [dollar][foreign currency] payments. The transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the interest rate and currency otherwise applicable to payment of interest and principal under the Securities into the interest rate and currency in which the Trust will make distributions with respect to the Units.]]

     [[The Swap Agreement will document a total rate of return swap transaction between the Trust and the Swap Counterparty under which the Trust [will pay to the Swap Counterparty coupon and principal payments received in respect of the Securities during the relevant period, and] will receive from the Swap Counterparty [interest][principal] payments based on the increase in value of the [index] during the relevant period or make payments to the Swap Counterparty based on the decrease in value of the [index] during the relevant period. [The Trust will not be required to make payments under the total rate of return swap transaction if such payments would cause a loss of principal to the Units.] The transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the return on the Securities to the return based on the performance of the [index] that the Trust will distribute on the Units.]]

     [[The Swap Agreement will document an option transaction between the Trust and the Swap Counterparty under which the Trust will [purchase a put option from] [grant a call option to] the Swap Counterparty with respect to the Securities or other Trust Property[, and the Trust will make a payment to the Swap Counterparty of * ] [, and the Swap Counterparty will make a payment to the Trust of * ]. [The call option will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Securities into the right to receive another security.] [The put option will entitle the Trust to put to the Swap Counterparty the Securities at par, thereby protecting the Trust from a decline in the market value of the related Securities in circumstances where the Securities may be outstanding on the Final Scheduled Distribution Date with respect to the Units.] [The Trust Agreement will provide that the Trust will automatically exercise the put option, unless otherwise instructed by the Unitholders, if the market value of the Securities on the exercise date for the put option is less than the par value of such Securities.]]]

     [[The Swap Agreement documents a credit swap transaction, under which the Trust will receive payments from the Swap Counterparty of * % per annum on payments dates which occur on each Interest Payment Date for the Units. In exchange, the Trust will agree to exchange the Securities for [specify Deliverable Obligations] of [specify entity] (the "Reference Entity") upon the occurrence of one or more defined Credit Events (as described below) with respect to [specify entity]. Effectively, the credit swap transaction will expose the Trust to the credit risks associated with holding the [Deliverable Obligation] directly. A purchaser of the Units should therefore carefully review the following information regarding the terms of the [Deliverable Obligation]:

[set forth information comparable to disclosure for Concentrated Debt
Security].]]

     The notional amount of the [interest rate] [currency] [total rate of return] [credit] swap transaction will be equivalent to the principal amount of Securities held by the Trust. Payment dates and payment accrual periods under the Swap Agreement will match the Distribution Dates and Interest Periods on the Units. The [floating rate] [index value] applicable to payments during each period under the Swap Agreement will be established by the Calculation Agent on each payment date based on the value of [the [floating rate] as of the * day prior to the first day of the Interest Period] [the [index] as of the ___ day prior to the last day of the Interest Period]. The value of [floating rate] [index] will be determined by reference to the [screen] or in the event such screen [rate][value] is unavailable by reference to quotations from market makers obtained by the Calculation Agent.

     The principal economic terms of the swap transaction will set forth in a confirmation under the Master Agreement (the "Confirmation") dated * . A Current Report on Form 8-K relating to the Units containing a copy of the Confirmation as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units. The material terms of the Confirmation are described below:


Effective Date:

Termination Date:

Fixed Amounts:
    Fixed Rate Payer
    [Notional][Currency]
    [Calculation] Amount:

    Fixed Rate Payer:

    Fixed Rate Payer
    Payment Dates:

    Fixed Rate:

Floating Amounts:

    Floating Rate Payer
    [Notional][Currency]
    [Calculation] Amount:

    Floating Rate Payer:

    Floating Rate:

    Floating Rate Payer Payment Dates:

    Floating Rate Option:

    Designated Maturity:

    Floating Rate Day Count Fraction:

    Reset Dates:

    [Method of Averaging:]

    [Compounding:]

Calculation Agent:

Business Days:

[Reference Entity]

[Deliverable Obligations]

[Credit Events]

[Materiality Terms]

[Conditions to Payment]

[Settlement Terms]

[[Credit Events are defined to include the following:

Bankruptcy means [the Reference Entity]:

     (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger; (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
     (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in foregoing acts.

     [Credit Event Upon Merger means [Reference Entity] consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the [Reference Entity] immediately prior to such action.]

     [Cross Acceleration means the occurrence of a default, event of default or other similar condition or event (however described), other than a failure to make any required payment, in respect of [Reference Entity] under one or more obligations [in an aggregate amount of not less than * ] which has resulted in such obligations becoming due and payable before they would otherwise have been due and payable.]

     [Cross Default means the occurrence of a default, event of default or other similar condition or event (however described), other than a failure to make any required payment, in respect of the Reference Entity under one or more obligations [in an aggregate amount of not less than * ] which has resulted in such obligations becoming capable at such time of being declared due and payable before they would otherwise have been due and payable.]

     [Downgrade means the credit rating of [Reference Entity] is lower than * or the obligation is no longer rated by any Rating Agency.]

     Failure to Pay means, after giving effect to any applicable grace period (under any terms in effect at the Trade Date), the failure by the Reference Entity to make, when due, any payments equal to or exceeding the Payment Requirement (if any) under [the Reference Obligation] [any obligations].

     [Repudiation means [the Reference Entity] disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, [the Reference Obligation] [any obligations] in any material respect.]

     [Restructuring means a waiver, deferral, restructuring, rescheduling, exchange or other adjustment occurs with respect to [the Reference Obligation] [any obligations] of the Reference Entity and the effect of such is that the terms of [the Reference Obligation] [such Obligation] are, overall, materially less favorable from an economic, credit or risk perspective to any holder of the Reference Obligation] [such Obligation].]

     The Confirmation sets forth terms for the Trust to make a cash payment to the Swap Counterparty in the event that it becomes illegal or impossible for the Trust. The Confirmation also provides for notice of the occurrence of a Credit Event to be based on publicly available sources of information and for resolution by a third party of any dispute as to whether a Credit Event has occurred.]]

     As set forth in the Prospectus, early termination of the Swap Agreement upon the occurrence of a Security Default, Trust Wind-Up Event or other early termination event may result in the Trust becoming liable for a Swap Termination Payment, and the Trust may be required to sell Securities in order to pay such Swap Termination Payment. Investors should consider carefully the Risk Factors applicable to Swap Agreements as set forth in the Prospectus. ]]

[[Guarantee of MSDW

     MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount.]]

                         DESCRIPTION OF TRUST AGREEMENT

     The following summarizes the material terms of the Trust Agreement to the extent they are not set forth in the Prospectus.

     The Units will be issued pursuant to a Trust Agreement incorporating the provisions of the Standard Terms of Trust Agreements, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units. The Trust created under the Trust Agreement will consist of (i) the Trust Property [(exclusive of any Retained Interest, which is not part of the Trust)], (ii) all payments on or collections in respect of the Trust Property due after the Cut-off Date, together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any class or classes of Units] [and (iv) the rights of the Depositor under the Purchase Agreement between the Depositor and the Seller]. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Units.

     [[In the event the Trustee is required to vote the Securities on the basis of instructions from the Unitholders, voting rights will be allocated between the Class * Unitholders and the Class * Unitholders based on the percentages set forth in the table appearing under "Description of the Units -- Amortizing Distributions". If the date on which the relative voting rights are to be determined is not a Distribution Date, the percentage will be established by the Calculation Agent based on linear interpolation between the values on the immediately preceding and immediately following Distribution Dates.]]

     [[Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Unitholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Units are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Units evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Units evidence such Voting Rights, authorize divergent action. See "Description of Units--Form" in the Prospectus.]]

Trustee Compensation

     As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees in the amount of * , payable [from Trust Property][by the Depositor][other]. The "Trigger Amount" with respect to Extraordinary Trust Expenses for the Trust is * and the Maximum Reimbursable Amount is * .

Trust Wind-Up Events

     The following events of default with respect to the Securities will constitute a "Securities Default" which will cause an early winding up of the Trust [and an early termination of the swap transaction related to such Securities] [list].

Retained Interest

     [Description of any Retained Interest of Depositor]



                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     [Discuss any special tax features not discussed in Base Prospectus, including, if applicable, FASIT election, partnership classification of Trust]

     [[The Trust is a Stripped Bond Trust and the discussion pertaining to Stripped Bond Trusts in the Prospectus is applicable. The Security Prospectus indicates that the Securities underlying the Units were sold based on the Security Issuer's belief that they should constitute indebtedness of the Security Issuer for U.S. federal income tax purposes. As stated in the Prospectus, the discussion under "U.S. Federal Income Tax Considerations" in the Prospectus and herein is based on the assumption that the Securities will constitute debt instruments in their entirety.

     The Trust Agreement provides for fees of the Trustee to be paid from the Trust Property. A holder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be deducted by the holder if the holder paid directly a pro rata portion of the amounts paid by the Trust.

     As described under "Description of the Trust Property," the Securities may become subject in certain circumstances to an optional redemption. It is not clear how the possibility of an optional redemption, and the resulting distribution to Class * Unitholders of a portion of the payment received by the Trust on the optional redemption date should be taken into account for purposes of determining the taxation of holders at, and prior to, the optional redemption date (including, but not limited to, the amount of OID required to be included by holders in ordinary gross income). The Trustee intends to take the position that the possibility of an optional redemption should not affect the U.S. federal income tax consequences to holders prior to the optional redemption date. Under this treatment, if the maturity of the Securities were shortened as a result of an optional redemption, a holder would be treated as disposing of the Securities in whole, in the case of an optional redemption of all of the Securities, or in part, in the case of an optional redemption of less than all of the Securities, on the optional redemption date with the consequences described in the Prospectus under "Stripped Bond Trusts -- Sale or Exchange of Units or Debt Securities." There can be no assurance, however, that the IRS will not take a different position on the effect of a potential optional redemption, which position may have less favorable tax consequences. See "Stripped Bond Trusts- Alternative Characterizations" in the Prospectus and the discussion below. Prospective purchasers should consult their tax advisers with respect to the effect of a potential optional redemption.

     In addition to the consequences discussed in the Prospectus under "Stripped Bond Trusts- Alternative Characterizations" adverse tax consequences might also result if the IRS takes a different position than the position described in the Prospectus under "Stripped Bond Trusts --Purchase and Holding of Units" with respect to the effect on holders of a potential distribution to Class * Unit holders of a portion of the payment received by the Trust on an optional redemption date. For example, the IRS might treat the Unit as a right to payments on the Securities coupled with a separate agreement, in the nature of an option, between Class * Unit holders, on the one hand, and Class * Unit holders, on the other hand. The existence of a deemed option might trigger the Code's "straddle" rules, in which case, among other matters, gain or loss on the sale of a Unit would be short-term capital gain or loss regardless of the period during which the holder held the Unit.]]

                              ERISA CONSIDERATIONS

     [[The Units are Book-Entry Units and interests in the Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.]]

     [[The "Alternative ERISA Restrictions" are applicable to the Units, and Units will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor.
A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. As set forth in the Prospectus, no such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."]]

     [[The "Deemed Representations" are applicable to the Units. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT
(A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST
AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.]]

                                 [[BEARER UNITS

     The [Class * ] Units will be issued in bearer form ("Bearer Units"). In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of the Bearer Units will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations. The [Class * ]
Units will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, the [Class * ] Units will initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership" as described in the Prospectus. Interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.]]]

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of * (the "Underwriting Agreement"), the Depositor has agreed to sell and [Morgan Stanley (an affiliate of the Depositor)] [each of the Underwriters named below, including Morgan Stanley (an affiliate of the Depositor)] (the "Underwriter[s]") has [severally] agreed to purchase, the [Units] [the principal amount of each class of Units set forth below opposite its name].

     [Morgan Stanley has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Units offered hereby if any of such Units are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

     The Depositor has been advised by the Underwriter[s] that [it][they] propose[s] to offer the Units from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Units for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Units may be deemed to be underwriters, and any profit on the resale of Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

     Morgan Stanley is an affiliate of the Depositor, and the participation by Morgan Stanley in the offering of the Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

     It is a condition to the issuance of the Units that the Units be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Ratings Group ("Standard & Poor's")][Moody's Investors Service, Inc. ("Moody's")][Fitch IBCA, Inc. ("Fitch IBCA")] [and] [Duff & Phelps Credit
Rating Company ("Duff & Phelps")](the "Rating[Agency][Agencies]"). The ratings address the likelihood of the receipt by the Unitholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Securities and other Trust Property[, as well as the Swap Counterparty and MSDW as guarantor of the Swap Counterparty][and providers of Credit Support][, and on the relative priorities of the Unitholders of each class of the Units with respect to collections and losses with respect to the Trust Property]. The rating on the Units does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Trust Property, the corresponding effect on yield to investors, or whether investors in the Class * Units [specify class with Notional Amount] may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     The Depositor has not requested a rating on the Units by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Units by the Rating [Agency] [Agencies].

                                 LEGAL OPINIONS

     Certain legal matters relating to the Units will be passed upon for the Depositor and the Underwriter[s] by [Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.].

                             INDEX OF DEFINED TERMS

                                                        Page
                                                        ----
Amortization Schedule...................................S-14
Bearer Units............................................S-38
Business Day............................................S-14
Confirmation............................................S-28
Cut-off Date............................................S-16
Distribution Date........................................S-2
Duff & Phelps...........................................S-40
ERISA...................................................S-36
Fannie Mae..............................................S-19
FHLMC Act...............................................S-20
Final Scheduled Distribution Date........................S-2
Fitch IBCA..............................................S-40
Foreign Governments.....................................S-23
Freddie Mac.............................................S-19
Index-Linked Units.......................................S-7
Initial Unit Principal Balance...........................S-1
Insurer.................................................S-26
Interest Rate............................................S-2
Interest Reset Date......................................S-2
Letter of Credit........................................S-25
Moody's.................................................S-40
Optional Exchange Dates.................................S-15
Policy..................................................S-26
PTCE....................................................S-36
qualified institutional buyers...........................S-1
Rating[Agency][Agencies]................................S-40
Record Date.............................................S-13
Reference Entity........................................S-28
Securities...............................................S-1
Securities Default......................................S-34
Security Agreement......................................S-16
Security Issuer..........................................S-1
Specified Currency.......................................S-1
Standard & Poor's.......................................S-40
Trigger Amount..........................................S-33
Underwriter[s]..........................................S-39
Underwriting Agreement..................................S-39
Unitholders..............................................S-2

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus (including the accompanying Prospectus Supplement) in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including the accompanying Prospectus Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the dates as of which information is given in this Prospectus (including the accompanying Prospectus Supplement). This Prospectus (including the accompanying Prospectus Supplement) do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

------------------------------------------------------------
                     TABLE OF CONTENTS
                                                                             $
                                                       Page

                   PROSPECTUS SUPPLEMENT

SUMMARY..............................................
AVAILABLE INFORMATION................................                 MSDW STRUCTURED ASSET CORP.
RISK FACTORS.........................................
DESCRIPTION OF UNITS.................................
DESCRIPTION OF TRUST PROPERTY........................                 STRUCTURED ASSET TRUST UNIT REPACKAGINGS
[DESCRIPTION OF SWAP AGREEMENT......................]
DESCRIPTION OF TRUST AGREEMENT.......................
U.S.FEDERAL INCOME
     TAX CONSIDERATIONS..............................
ERISA CONSIDERATIONS.................................                            PROSPECTUS
[BEARER UNITS.......................................]                            SUPPLEMENT
PLAN OF DISTRIBUTION.................................
LEGAL MATTERS........................................
INDEX OF DEFINED TERMS...............................

                        PROSPECTUS

PROSPECTUS SUPPLEMENTS...............................
AVAILABLE INFORMATION................................
INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..........................
IMPORTANT CURRENCY INFORMATION.......................                Dated   , 199__
RISK FACTORS.........................................
THE DEPOSITOR........................................
USE OF PROCEEDS......................................
FORMATION OF TRUSTS..................................
DESCRIPTION OF TRUST PROPERTY........................
DESCRIPTION OF SWAP AGREEMENTS.......................
MSDW.................................................
DESCRIPTION OF UNITS.................................
DESCRIPTION OF TRUST AGREEMENTS......................
U.S. FEDERAL INCOME
     TAX CONSIDERATIONS..............................
ERISA CONSIDERATIONS.................................
CURRENCY RISKS.......................................
LIMITATIONS ON ISSUANCE OF
     BEARER UNITS....................................
PLAN OF DISTRIBUTION.................................
LEGAL MATTERS........................................
INDEX OF DEFINED TERMS...............................



------------------------------------------------------------

     Until [date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[GRAPHIC OMITTED]

                Subject to Completion, Dated __________, 199___.


PROSPECTUS


              Structured Asset Trust Unit Repackagings (SATURNSSM)
                               Issuable in Series
                           MSDW Structured Asset Corp.
                                    Depositor

   The Structured Asset Trust Unit Repackagings (the "Units") offered hereby and by Prospectus Supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a
 "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign currencies. Units of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Units may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Units may be payable in United States dollars or in one or more foreign currencies. Each Series and Class of
     Units may be issued in fully registered form without interest coupons ("Registered Units") or in bearer form with or without coupons attached ("Bearer
 Units"),as one or more global securities in registered or bearer form (each a
   "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units").

   Each Series of Units will represent in the aggregate the entire beneficial ownership interest in one or more debt, asset-backed or other fixed income securities or loans (the "Securities"), together with, if specified in the
Prospectus Supplement, rights under certain swap or other derivative agreements or certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Securities and any Credit Support as defined below, the "Trust Property"), to be deposited in a trust (the "Trust") formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between MSDW Structured Asset Corp., as depositor (the "Depositor"), and Chase Bank of Texas, National Association (the "Trustee") or another Trustee specified in the Prospectus Supplement. Each Security which represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such Trust (a "Concentrated Security") will constitute or be serviced fully by cash flow from (i) obligations of or guaranteed by the United States government, obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or (ii) obligations of one or more corporations, limited partnerships, trusts, limited liability companies or other organizations, banking organizations, insurance companies or foreign sovereigns or political subdivisions or instrumentalities thereof (each a "Foreign Sovereign"), in each case which are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, file reports and other information with the Securities and Exchange
   Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (and in the case of a Foreign Sovereign, are current in their filings in accordance with such requirements). If so specified in the related
    Prospectus Supplement, the Trust Property for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively,
       "Credit Support"). See "Description of Units" and "Description of
                                Trust Property."

    Each Class of Units of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Trust Property in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more
  Classes within such Series may be subordinated in certain respects to other
                            Classes of such Series.

   If specified in the Prospectus Supplement, application will be made to list the related Series of Units on the New York Stock Exchange.

 There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or will continue for the life of the Units.

     Bearer Units are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to U.S. persons, except in certain transactions permitted by U.S. tax regulations.

      The Units represent interests in the Trust only and do not represent obligations of or interests in the Depositor, Morgan Stanley & Co. Incorporated
   ("Morgan Stanley") or any of their respective affiliates. The Units do not represent a direct obligation of the issuer of the Securities (the "Security
                       Issuer") or any of its affiliates.

 At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies
                            (each a "Rating Agency").

                               ------------------

   PURCHASERS OF UNITS SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, PARTICULARLY THE
INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND ANY ANALOGOUS
                   DISCUSSION IN SUCH PROSPECTUS SUPPLEMENT.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               ------------------

     The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Units offered hereby unless accompanied by a Prospectus Supplement.

                               ------------------


                           MORGAN STANLEY DEAN WITTER

February __, 1999

SM SATURNS is being registered as a service mark of Morgan Stanley Dean Witter & Co.

                                TABLE OF CONTENTS
                                -----------------

                                                                      Page
                                                                      ----

PROSPECTUS SUPPLEMENTS..................................................1
AVAILABLE INFORMATION...................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................2
RISK FACTORS............................................................3
REPORTS TO UNITHOLDERS..................................................8
IMPORTANT CURRENCY INFORMATION..........................................8
THE DEPOSITOR...........................................................9
USE OF PROCEEDS.........................................................9
FORMATION OF TRUSTS.....................................................9
MATURITY AND YIELD CONSIDERATIONS......................................10
DESCRIPTION OF TRUST PROPERTY..........................................12
DESCRIPTION OF SWAP AGREEMENTS.........................................19
MSDW...................................................................25
DESCRIPTION OF UNITS...................................................26
DESCRIPTION OF TRUST AGREEMENTS........................................46
U.S. FEDERAL INCOME TAX CONSIDERATIONS.................................56
ERISA CONSIDERATIONS...................................................69
LIMITATIONS ON ISSUANCE OF BEARER UNITS................................72
PLAN OF DISTRIBUTION...................................................73
LEGAL MATTERS..........................................................75
INDEX OF DEFINED TERMS.................................................76

                             PROSPECTUS SUPPLEMENTS

     A Prospectus Supplement which describes the specific matters described below will be provided with this Prospectus. The Prospectus must be read in conjunction with the related Prospectus Supplement. To the extent there is any conflict between the information provided herein and the information provided in the related Prospectus Supplement, the related Prospectus Supplement shall control.

     Each Prospectus Supplement will set forth, among other things, the following with respect to the related Series of Units: (i) the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount); (ii) the currency or currencies in which the principal, premium, if any, and any interest are distributable on such Units (the "Specified Currency"), if other than U.S. dollars; (iii) the interest rate on such Units or the method of calculation thereof (the "Interest Rate"); (iv) the terms of one or more swap or other derivative transactions (each a "Transaction") under a master agreement in the form described herein (the master agreement together with each specific Transaction thereunder, the "Swap Agreement") to be entered into by the Trust; (v) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based upon one or more Transactions under a Swap Agreement;
(vi) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium and/or principal; (vii) the original date of issue and the scheduled final Distribution Date for such Units; (viii) if the Units are offered at a fixed price, such price; (ix) certain information concerning the type, characteristics and specifications of the Trust Property for such Series or Class; (x) the relative rights and priorities of each such Class (including the method for allocating collections from the Trust Property to the Unitholders of each Class and the relative ranking of the claims of the Unitholders of each Class to such Trust Property); (xi) the identity of any entity or entities identified in the related Prospectus Supplement as entering into one or more Transactions with the Trust under any Swap Agreement (each a "Swap Counterparty"); (xii) a description of the specific provisions of any related Swap Agreement to the extent not described under "Description of Swap Agreements" or inconsistent with such description; (xiii) if the Swap Counterparty is not an affiliate of Morgan Stanley Dean Witter & Co. ("MSDW"), a description of any guarantee (the "Guarantee") or other type of support, if any, of such Swap Counterparty's obligations under the Swap Agreement; (xiv) any Call Rights (as defined herein) exercisable by the Depositor or any third party, or any other any mandatory or optional exchange or redemption terms; and (xv) any other specific terms of such Units not described in this Prospectus. See "Description of Units - General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

     Each Trust is subject to the informational requirements of the Exchange Act and in accordance therewith the Depositor files on behalf of each Trust reports and other information with the Securities and Exchange Commission (the "Commission"). Reports with respect to each Trust and other information concerning each Trust can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor does not intend to send any financial reports to Unitholders.

     If the Prospectus Supplement for the Units of a given series specifies that the Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Units and (ii) the date on which Morgan Stanley, Morgan Stanley & Co. International Limited and other affiliates of the Depositor cease offering and selling previously issued Units shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to MSDW Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Assistant Secretary, Tel. 212-761-1715.


                                  RISK FACTORS

     Prospective purchasers of the Units should carefully review the information contained elsewhere in this Prospectus and the accompanying Prospectus Supplement and should particularly consider the following matters:

     No Recourse Against Depositor or Morgan Stanley. The Units will be obligations of the applicable Trust and distributions of interest, premium (if any) and principal thereon will only be made out of the applicable Trust Property. Such Units will not represent obligations of or interests in the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates, except to the limited extent described herein and in the applicable Prospectus Supplement. None of the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates or any other person or entity, will be obligated to make payments on such Units in the event that the applicable Trust Property is insufficient to provide for such distributions and purchasers of such Units will have no recourse against any of them or their respective assets in respect of payments not made on such Units.

     Limited Liquidity. There will be no market for any Series of Units prior to the issuance of the Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of such Units. In addition, Morgan Stanley is not obligated to make a market for the Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of Units or the price obtainable upon resale.

     Risks of Extended or Accelerated Maturity or Prepayment. The timing of distributions of interest, premium (if any) and principal of Units will be affected by any early redemption, amortization, prepayment or extension of maturity of the related Securities. The applicable Prospectus Supplement will describe any puts, calls or other mandatory or optional redemption or early amortization features, any extension of maturity provisions and certain other terms applicable to such Securities. The timing of distributions on Units will also be affected by any exchange of the related Securities pursuant to a tender offer or otherwise.

     Early payment or amortization may adversely affect an investor by returning principal to the investor when prevailing interest rates have declined and reinvestment of such funds at the rate applicable to the Units is not possible. Extension of maturity prevents an investor from obtaining principal funds at the originally scheduled maturity date and may prevent an investor from obtaining favorable reinvestment at a time when prevailing interest rates have risen.

     Special Risks Associated with Swap Agreements. In general, a Swap Agreement will alter the amounts and timing and, if applicable, currency, of distributions of principal and/or interest on the related Units from that which a holder would be entitled to receive from the related Securities directly. Where the Securities or all of the cash flows on the Securities are subject to the Swap Agreement, the holders of the related Units will effectively be exchanging the right to receive interest payments on the related Securities for the right to receive payments on such Units in accordance with the terms of such Swap Agreement for so long as it is in effect. The Swap Agreement is not a guarantee of the Securities in whole or in part, and no assurance can be given that the Trustee will receive either the payments due to be received on such Securities or any payment due to be received under such Swap Agreement, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement. Moreover, unless expressly entered into for such purpose and so described in the Prospectus Supplement, a Swap Agreement does not protect an investor against risks associated with prepayment or early redemption or amortization, or extension of the maturity, of the Securities. To the extent that the aggregate principal amount of the related Securities is reduced through any such redemption, payment or exchange, the corresponding notional amount for any swap or amount of any option or other reference amount for any derivative obligation subject to the Swap Agreement, and accordingly, the amounts payable by the Swap Counterparty, may be ratably reduced. See "Description of Swap Agreements - Payments Under Swap Agreements". Alternatively, if so described in the Prospectus Supplement, such events may be treated as "Termination Events" and create potential liability for Swap Termination Payments as described below.

                  (i) Risk of Loss Due to Swap Termination Payments. Upon an early termination of a Swap Agreement or one or more Transactions thereunder, as described more fully in "Description of Swap Agreements
         - Early Termination of Swap Agreements" and in any analogous discussion in the applicable Prospectus Supplement, a payment (a "Swap Termination Payment") may be payable by the applicable Trust to the Swap Counterparty or by the Swap Counterparty to such Trust, unless the Prospectus Supplement provides that Swap Termination Payments will not be payable in connection with early termination of the related Swap Agreement or Transaction. The amount of any Swap Termination Payment for any Transaction will be based on the estimated cost, at prevailing market values, that would be incurred by the Trust or by the Swap Counterparty to enter into a transaction having economic terms similar to that of the terminated Transaction (or, if such market value cannot be determined or does not produce a commercially reasonable result, the losses suffered by the Trust or the Swap Counterparty as a result of the termination of the Swap Agreement or specific Transaction(s)). The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction. The Swap Counterparty will have the sole right to determine in good faith the amount of the Swap Termination Payment. The amount incurred by the Trust as a Swap Termination Payment and the resulting loss to Unitholders could be quite substantial in relation to the total value of the Securities if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date. Any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of a Security Default, to a claim against the Trust Property pro rata with that of the Unitholders based on the aggregate Unit Principal Balance and (ii) in the case of an early termination as a result of a Security Default, to the Trust Property. See "Description of Units -- Early Distribution of Securities" and "Description of Trust Agreements -- Trust Wind-Up Events". Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

                  (ii) Risk of Loss Due to Liquidation of Securities. Upon an early termination of a Transaction under the Swap Agreement, the applicable Trust will terminate (unless one or more Transactions under the Swap Agreement are not affected by the related Termination Event (as defined herein)), and any applicable Swap Termination Payment will be paid by or to the Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. Unless the Prospectus Supplement designates a different Selling Agent, the Selling Agent may be Morgan Stanley or an affiliate of Morgan Stanley (including the Swap Counterparty) designated by it. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. The Selling Agent shall be permitted to sell Securities to affiliates of the Selling Agent. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. Unitholders could be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Description of Swap Agreements -- Early Termination of Swap Agreements" and "-- Swap Termination Payments" and "Description of Trust Agreements -- Sale of Securities; Secured Party Rights".

                  (iii) Loss of Swapped Cash Flows. During its term, the Swap Agreement may enable the Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified under the Swap Agreement, notwithstanding that the Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. Upon early termination of the Swap Agreement, after giving effect to any sales of the Securities and payment or receipt of any Swap Termination Payment as set forth above, the remaining Securities, if any, and any Swap Termination Payment received by the Trust, will be distributed pro rata to the Unitholders. With respect to each such Unitholder, such distribution will constitute full satisfaction of such holder's fractional undivided interest in such Trust. After such distribution of the related Securities, the holders thereof will only be entitled to distributions of principal and interest in accordance with the terms of such Securities, and not in accordance with the terms of the terminated Transaction(s) under the Swap Agreement, which may result in such holders receiving less than they would have if the related Transaction(s) had not terminated.

     The obligations of each Trust to any related Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

     Trust Wind-up Events. Unless the Prospectus Supplement sets forth specific provisions for the continuation of the Trust after a Trust Wind-up Event the related Trust will terminate prior to the final scheduled distribution on the Units issued thereby upon the occurrence of a Trust Wind-Up Event, as described under "Description of Trust Agreements - Trust Wind-Up Events". A Trust Wind-Up Event may be deemed to have occurred where (i) certain standard events of default or termination events have occurred under any related Swap Agreement, including a Security Default (as defined herein) resulting in termination of all affected Transactions under the Swap Agreement; (ii) the Trustee incurs certain losses, liabilities or expenses in excess of a specified "Trigger Amount" set forth in the Prospectus Supplement (the "Trigger Amount"), which are to be indemnified by the Depositor in an aggregate amount up to a Maximum Reimbursable Amount set forth in the Prospectus Supplement (the "Maximum Reimbursable Amount"), unless the Unitholders unanimously undertake (or any Swap Counterparty undertakes) to indemnify the Trustee as described under "Description of Trust Agreements Trust Wind-Up Events"; (iii) in certain circumstances if the Trust holds Disqualified Securities as defined below (see "--Termination Risk With Respect To Reporting Requirements" below); or (iv) other specified events have occurred.

     Upon an early termination of a Trust, any related Swap Agreement, including each Transaction thereunder, will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust.

     Priority of Payment. No final distribution will be made to Unitholders of a Trust until (i) all amounts due to the Swap Counterparty under any related Swap Agreement, including any Swap Termination Payment (as limited, if so specified in the Prospectus Supplement, to a claim pro rata with that of the Unitholders for the aggregate Unit Principal Balance other than in connection with a Security Default), and (ii) all amounts due to the Trustee with respect to Extraordinary Trust Expenses (as defined under "Description of Trust Agreements -- Certain Matters Regarding the Trustee and the Depositor") have been paid. Securities may be sold by the Trustee to fund such payments. It is possible that all or a substantial part of such Trust Property may be required to be paid to the Swap Counterparty and/or the Trustee prior to the final distribution to Unitholders.

     Potential Conflicts of Interest. A prospective purchaser should be aware of the possibility for conflicts of interest arising in the responsibilities assumed by Morgan Stanley and its affiliates.

                  (i) Swap Counterparty as Calculation Agent. The Swap Counterparty (or an affiliate thereof) may act as calculation agent (the "Swap Calculation Agent") under any Swap Agreement, and potential conflicts of interest may exist between the Swap Calculation Agent and the Trustee on behalf of the Unitholders, with respect to the Swap Calculation Agent's determination of currency exchange rates applicable to the Swap Agreement, certain calculations with respect to interest on the Units or other calculations or determinations with respect to the Swap Agreement. See "Description of Swap Agreements - Interest on Units" and "Description of Units - Interest of Units." The Swap Calculation Agent is obligated to carry out its duties and functions as Swap Calculation Agent in good faith. All determinations by the Swap Calculation Agent under the Swap Agreement shall, in the absence of manifest error, be conclusive for all purposes and binding on the Trust and the Unitholders.

                  (ii) Swap Counterparty as Selling Agent. The Swap Counterparty, Morgan Stanley or another affiliate of Morgan Stanley may act as Selling Agent and will have the right to sell Securities upon such terms as it may determine it its sole discretion (unless and until instructed to the contrary by the Unitholders as provided under "Description of Trust Agreement -- Sale of Securities; Secured Party Rights") where such sale is required to enable the Trust to make payment of a Swap Termination Payment under any Swap Agreement. The Selling Agent will be permitted to sell Securities to affiliates of the Selling Agent. Moreover, where a Swap Termination Payment is owed to the Swap Counterparty, the interests of the Swap Counterparty and the Unitholders with respect to the liquidation of the Securities may conflict. The Selling Agent is an agent of the Trustee only and will have no fiduciary or other duties to the Unitholders, nor will the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default.

     Passive Nature of the Trust. The Trustee with respect to any Series of Units will hold the Trust Property for the benefit of the Unitholders. Each Trust will generally hold the related Trust Property to maturity and not dispose of it, regardless of adverse events, financial or otherwise, which may affect any Security Issuer or the value of the Trust Property. Under certain circumstances the holders of the Units may direct the Trustee to dispose of the Securities or take certain other actions in respect of the Trust Property. The restrictions on the Trustee's powers and obligations may mean that the Trust will not take actions with respect to the Securities -- in particular, to sell such Securities or enforce remedies under such Securities -- that an investor would take if it held the Securities directly.

     Termination Risk With Respect to Reporting Requirements. If an issuer of a Security ceases to file periodic reports under the Exchange Act (each such Security a "Disqualified Security"), the Depositor, on behalf of the Trust, will generally not be able to meet applicable reporting requirements of the Exchange Act, or any more limited ongoing disclosure requirements with respect to Securities that are not Concentrated Securities. Accordingly, unless an additional means of providing current information as to a Disqualified Security is described in the Prospectus Supplement or the Depositor can otherwise provide the necessary information, if the issuer of any Security ceases to be a reporting company under the Exchange Act: (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and
(iii) a Trust Wind Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement.

     The Prospectus Supplement for the Units may set forth additional information regarding special considerations applicable to such Units.


                             REPORTS TO UNITHOLDERS

     On each Distribution Date (or in accordance with another period specified in the Prospectus Supplement), unaudited reports containing information concerning the related Trust will be prepared by the Trustee and sent on behalf of each Trust to registered holders of the Units. Where the Units are represented by a Global Security in registered form, unless and until Definitive Units are issued, reports will be sent only to the Depositary (as defined herein) or its nominee, as registered holder of the Units. See "Description of Units--Form" and "Description of the Trust Agreement--Reports to Unitholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.


                         IMPORTANT CURRENCY INFORMATION

     Unless the Prospectus Supplement sets forth terms for the payment by purchasers in a currency other than the Specified Currency, purchasers will be required to pay for each Unit in the Specified Currency for such Unit. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Unit having a Specified Currency other than U.S. dollars, Morgan Stanley or an affiliate or its agent, as exchange rate agent (the "Exchange Rate Agent"), in its sole discretion, may arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Unit. Each such exchange will be made by the Exchange Rate Agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.


                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on September 21, 1998, as an indirect, wholly-owned, limited-purpose subsidiary of MSDW. The address of the Depositor is at 1585 Broadway, New York, New York 10036,
Attention: Secretary. The Certificate of Incorporation of the Depositor provides generally that the business to be conducted by the Depositor is limited to acquiring, holding and disposing of Securities, arranging for Credit Support, acting as Depositor of Trusts in connection with Series of Units, registering the Units with the Commission and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and Retained Interests (as defined herein) in the Trust Property, and engaging in other related activities and transactions. The Depositor is required at all times to have at least one director which is not affiliated with MSDW.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of each Series or Class of Units (whether or not offered hereby) will be used by the Depositor to purchase (or repay any financing by the Depositor in respect of) the related Trust Property, including, if specified in the related Prospectus Supplement, arranging Credit Support, (including by making required deposits into any Reserve Account (as defined below) or another account of the Trustee for the benefit of the Unitholders of such Series or Class). Any remaining net proceeds will be used by the Depositor for general corporate purposes or for other purposes as may be described in the Prospectus Supplement.


                               FORMATION OF TRUSTS

     The Units of any Series will be issued by a Trust. Each Trust will be established under the laws of New York pursuant to a Trust Agreement to be entered into between the Depositor and the Trustee. Concurrently with the execution and delivery of such Trust Agreement, (i) the Depositor will transfer the related Securities and other Trust Property to the Trustee, in its capacity as Trustee, for the benefit of the Unitholders and deposit such Securities in the related Trust, (ii) the Trustee will enter into any Swap Agreement with the applicable Swap Counterparty and accept the related Guarantee, if any.

     The Trustee, on behalf of such Trust, will accept such Securities and other Trust Property and deliver the Units to or upon the order of the Depositor. The Depositor's transfer of such Securities to the Trustee will be without recourse.

     The Trust Property with respect to a Trust will consist of: (i) the related Securities and all payments on or collections in respect of such Securities due after a specified cut-off date (the "Cut-off Date") set forth in the applicable Prospectus Supplement; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; (iii) all the Trustee's right, title and interest in any related Credit Support; (iv) all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the holders of the Units representing interests in such Trust; and (v) any other asset described in the applicable Prospectus Supplement as constituting a portion of such Trust Property, in each case as more fully described in this Prospectus or in such Prospectus Supplement, and in each case exclusive of any interest retained by the Depositor or a third party ("Retained Interest") in any of the Securities, the Swap Agreement or other assets constituting Trust Property. The Units to be issued by a Trust will represent fractional undivided interests in the related Trust Property and claims of the holders of such Units on such Trust Property will be subject to (i) if applicable, the security interest of the Swap Counterparty with respect to amounts due to it under the Swap Agreement, including, without limitation, any Swap Termination Payments (as limited in the case of a termination other than for a Security Default to a claim pro rata with that of the Unitholders), and
(ii) the prior claims of the Trustee with respect to any Extraordinary Trust Expense. See "Risk Factors - Priority of Payment."

     The Trustee will administer the Trust Property pursuant to the related Trust Agreement and will perform such tasks with respect to the related Units as are specified in such Trust Agreement. The Trustee will receive customary fees (the "Trustee Fees") as compensation and in payment of all its regular and ordinary expenses, which will be paid by the Depositor or another entity (other than any Trust). Unless the Prospectus Supplement specifies terms for payment of Trustee Fees from the Trust Property, the Trustee will not have any claim to or lien upon the related Trust or any of its property in order to secure payment of the Trustee Fees. See "Description of Trust Agreements - Trustee Compensation".


                        MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Securities and the terms, if any, upon which such Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), amortization, repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Securities with respect to the foregoing will affect the weighted average life of the related Series of Units.

     The effective yield to holders of the Units of any Series (and Class within such Series) may be affected by certain aspects of the Trust Property or the manner and priorities of allocations of collections with respect to such Trust Property between the Classes of a given Series. With respect to any Series of Units where the related Trust holds Securities that consist of one or more redeemable securities, extendible securities or securities subject to a third-party call option or early amortization, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or early amortization or repayment or extension of the related Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Security redeemable at the option of the related Security Issuer will be repaid prior to its stated maturity.

     Unless the related Prospectus Supplement describes other remedies applicable to the Securities, each of the Securities will be subject to acceleration upon the occurrence of certain Covenant Defaults (as defined below). The maturity and yield on the Units will be affected by any early repayment of the Securities as a result of any acceleration of the Outstanding Securities (as hereinafter defined) by the holders thereof. See "Description of Trust Property -- Security Agreement." If a Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of security issuers and correspondingly may affect a Security Issuer's ability to satisfy its obligations under the Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

     The extent to which the yield to maturity of such Units may vary from the anticipated yield due to the rate and timing of payments on the Trust Property will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Trust Property.

     The yield to maturity of any Series (or Class) of Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Units, to the extent that the Interest Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Units representing an interest in two or more Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Securities having interest rates higher or lower than the then applicable Interest Rates applicable to such Units may affect the yield thereon.

     The Prospectus Supplement for each Series of Units will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Trust Property, including the applicable Securities.


                          DESCRIPTION OF TRUST PROPERTY

     The Securities will have been purchased by the Depositor (or an affiliate thereof) in the secondary market or, if so described in the Prospectus Supplement, in connection with an initial distribution of the Securities as to which additional information will be provided in or concurrently with the Prospectus Supplement. Each Security which represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such Trust will represent (i) obligations of or guaranteed by the United States government, obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or (ii) obligations of one or more corporations, limited partnerships, trusts, limited liability companies or other organizations, banking organizations, insurance companies or foreign sovereigns or political subdivisions or instrumentalities thereof (each a "Foreign Sovereign"), in each case which are subject to the informational requirements of the Exchange Act, and which, in accordance therewith, file reports and other information with the Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (and in the case of a Foreign Sovereign, are current in their filings in accordance with such requirements). If so specified in the related Prospectus Supplement, the Trust for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support").

     All information set forth in a Prospectus Supplement with respect to a Concentrated Security or any other Security will be derived solely from the description of such Security contained in a publicly available prospectus or offering document relating to such Security, if any ("Security Prospectus"), or other publicly available information. The related Prospectus Supplement will state whether the Security Prospectus with respect to any Concentrated Security was filed with the Commission in connection with the issuance of the related Security or otherwise in public filings by the related Security Issuer. Prospective purchasers of Units are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (i) each related Security Prospectus and (ii) each registration statement of which any Security Prospectus is a part (a "Security Registration Statement"). No representation is made by the Trust, the Trustee or the Depositor or any of their respective affiliates as to the accuracy or completeness of the information contained in any Security Prospectus or Security Registration Statement.

     Unless the related Prospectus Supplement describes diligence undertaken by the Depositor or Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Issuer, no investigation of the financial condition or creditworthiness of any Security Issuer or any of its subsidiaries or other affiliates, or of the ratings, if any, on the related Securities, will be made by the Depositor, Morgan Stanley or the Trustee or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should consider carefully each Security Issuer's financial condition and its ability to make payments in respect of the related Securities. All information contained in a Prospectus Supplement regarding a Security Issuer will be derived from the related Security Prospectus, reports filed by the Security Issuer pursuant to the Exchange Act, or other publicly available information. Unless the related Prospectus describes diligence undertaken by the Depositor, Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Prospectus, none of the Depositor, Morgan Stanley or the Trustee or any of their respective affiliates has participated in the preparation of any Security Prospectus or Security Registration Statement or other public information relating to the Securities or takes any responsibility for the accuracy or completeness of the information provided therein.

     Reference is made to the applicable Prospectus Supplement with respect to each Series of Units for a description of the following terms, as applicable, of any Concentrated Security: (i) the title and series of such Concentrated Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the related Security Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Concentrated Securities will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Security Issuer to redeem the Outstanding Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Security Issuer; (ix) whether the Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such Securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Securities; (xii) the rating thereof, if any;
(xiii) the Retained Interest, if any, with respect thereto; and (xiv) any other material terms of such Securities.

     With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the related Prospectus Supplement will describe the composition of such portion as of the Cut-off Date, certain material events of default or restrictive covenants common to the Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of such portion with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii), (ix) and (x) of the preceding paragraph and any other material terms regarding such portion of the Trust Property.

     In addition to the foregoing, with respect to each Concentrated Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and any trustee under the applicable Security Agreement (as defined below), and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Concentrated Security or Concentrated Securities and will disclose where and how prospective purchasers of the Units may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

Security Agreement

     General. Each Security will have been issued pursuant to an indenture, trust agreement or other agreement (each, a "Security Agreement"). Except as specifically described in any Prospectus Supplement, all information set forth therein with respect to the provisions of any Security Agreement pertaining to a Concentrated Security will be based solely on the version of the Security Agreement filed with the Commission in connection with the registration of such Concentrated Security.

     Certain Covenants. A Security Agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiaries' ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. A Security Agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, a Security Agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee (if any), the consent of the holders of not less than a specified percentage of the outstanding securities or both.

     The Security Agreement related to one or more Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Securities against losses. The Prospectus Supplement used to offer any Series of Units will describe material covenants in relation to any Concentrated Security (as defined below) and, as applicable, will describe material covenants which are common to other Securities included in the Trust Property.

     Events of Default. A Security Agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the Security Agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Security Issuer.

     Each Security Agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Units will describe the material terms of the events of default under the Security Agreement with respect to any Concentrated Security (each a "Covenant Default") and applicable remedies with respect thereto. With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the applicable Prospectus Supplement will describe certain common Covenant Defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the Securities, against losses. If a Covenant Default occurs and the Trust as a holder of the Securities is entitled to vote or take such other action to declare the principal amount of a Security and any accrued and unpaid interest thereon to be due and payable, the Unitholders' objectives may differ from those of holders of other securities of the same series and class as any Security ("Outstanding Securities") in determining whether to declare the acceleration of the Securities.

     Limitations on Remedies. A Security Agreement will generally provide that upon the occurrence of an event of default, the trustee (if any) may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee (if any) or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

     Subordination. As set forth in the applicable Prospectus Supplement, certain of the Securities with respect to any Trust may be either senior ("Senior Securities") or subordinated ("Subordinated Securities") in right to payment to other existing or future obligations of the Security Issuer. With respect to Subordinated Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Units for a description of any subordination provisions with respect to any Concentrated Securities and the percentage of Senior Securities and Subordinated Securities, if any, in the portion of a Trust comprised of other than Concentrated Securities.

     Secured Obligations. Certain of the Securities with respect to any Trust may represent secured obligations of the Security Issuer ("Secured Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the agreement pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The agreement pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the trustee or upon the direction of not less than a specified percentage of the security holders. The agreement pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

     The Security Agreement with respect to any Secured Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Units which includes Concentrated Securities which are Secured Securities, will describe the security provisions of such Securities and the related collateral. With respect to any portion of the Trust Property comprised of Secured Securities other than Concentrated Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Other Trust Property

     The Trust Property for a given Series of Units and the related Trust will not constitute Trust Property for any other Series of Units and the related Trust and the Units of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The applicable Prospectus Supplement may specify that certain assets constituting a part of the Trust Property relating to any given Series can be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

Credit Support

     As specified in the applicable Prospectus Supplement for a given Series of Units, the Trust for any Series of Units may include, or the Unitholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Units contains, or the Unitholders of such Units have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including audited financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes (which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act). Any Credit Support which takes the form of a guaranty of the Units, rather than a guaranty of payment on the underlying Trust Property will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

     Subordination. As discussed below under "--Collections," the rights of the Unitholders of any given Class within a Series of Units to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Unitholders of such Series (or Classes within such Series) may be subordinated to the rights of the Unitholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Unitholders of those other Classes. If losses are realized during a given period on the Trust Property relating to a Series of Units such that the collections received thereon are insufficient to make all distributions on the Units of such Series, those realized losses would be allocated to the Unitholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Unitholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Units may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Unitholders of such Class. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Units of such Series.

     Letter of Credit; Guaranty. The Unitholders of any Series (or Class or group of Classes of Units within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a financial guaranty or surety bond (a "Guaranty") issued by a financial guarantor or surety company (a "Guarantor"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Guaranty, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the Letter of Credit or the Guaranty, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     The applicable Prospectus Supplement will specify whether the Letter of Credit Bank or the Guarantor, as applicable, will be required to satisfy any ongoing credit rating or other applicable requirements. In the event any such requirements cease to be satisfied, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Guaranty, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Guarantor, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Guaranty or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Guaranty (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Guaranty.

     Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Trust Property for a given Series of Units, in the manner and priority specified in the applicable Prospectus Supplement.

     The Trust Property will be identified in a schedule appearing as an exhibit to the Trust Agreement.


                         DESCRIPTION OF SWAP AGREEMENTS

     Concurrently with the formation of a Trust, the Trust may enter into a related Swap Agreement. The following summary of certain terms and provisions of the Swap Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Swap Agreement filed as an exhibit to the Registration Statement. The specific terms of each Transaction under the Swap Agreement, particularly the method of calculation of payments by the Swap Counterparty thereunder and the timing of such payments, will be set forth in the applicable Prospectus Supplement.

     The Trust may enter into Swap Agreements with more than one Swap Counterparty, in which case the following discussion will apply to each Swap Agreement with each Swap Counterparty severally.

General

     As particularly described in the applicable Prospectus Supplement, for any Trust, the Transaction or Transactions under a related Swap Agreement may be one or more of the following: (i) a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions);
(ii) any combination of these transactions; or (iii) any other transaction identified in such Swap Agreement or the relevant confirmation and described in such Prospectus Supplement.

     The Swap Agreement will be in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "1992 Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will incorporate the 1991 ISDA Definitions (as published by ISDA, the "ISDA Definitions"), as modified and supplemented by a schedule thereto (the "Schedule") except as modified to reflect the terms of the related Units and Trust Agreement and any specific terms of the Transaction or Transactions under such Swap Agreement. The Swap Agreement will be governed in all relevant respects by the provisions set forth in the 1992 Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the 1992 Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of such Swap Agreement.

Payments under Swap Agreements

     In general, under a Swap Agreement, the related Trust and the Swap Counterparty will each agree to exchange certain payments on each payment date (each, a "Swap Payment Date") under such Swap Agreement. The amounts to be exchanged by the parties on a Swap Payment Date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate Base Rates described under "Description of Units - Interest on Units") or other types of bases, in each case as set forth in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. In addition, such amounts will also be calculated with reference to the notional principal amount of the Transaction or Transactions under such Swap Agreement, which, unless otherwise specified in the applicable Prospectus Supplement, as of any date of determination will be equal to the then aggregate principal amount of the related Securities (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of the Trust to the Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

     A Swap Agreement may provide for either periodic exchanges of payment amounts or, in the case of Index-Linked Units, a single exchange or series of exchanges upon one or more interest payment dates or the maturity or prospective maturities of the related Securities, or both.

     If specified in the applicable Prospectus Supplement, a Swap Agreement may also document a call option granted by the Trust, or a put option in favor of the Trust with respect to all or a portion of the Securities or other Trust Property. A call option written by the Trust will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Securities into the right to receive another security, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the related Securities in circumstances where the Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Units. The applicable Prospectus Supplement may specify that a put option written in favor of the Trust will be automatically exercised by the Trustee upon the occurrence of specified events.

     The Swap Agreement may also document a credit swap transaction, under which the Trust will receive periodic payments from the Swap Counterparty in return for the Trust's agreement to exchange the Securities for securities ("Deliverable Obligations") of a different security issuer (the "Reference Entity") upon the occurrence of certain credit-related events ("Credit Events") with respect to the Reference Entity. Where a credit swap transaction relates to more than 10% by principal amount of the Securities held by the Trust, the Prospectus Supplement will set forth information regarding the Deliverable Obligations and the Reference Entity similar to that provided for Concentrated Securities and the issuer of Concentrated Securities. The Swap Agreement pertaining to a Series of Units for which the Trust has entered into a credit swap transaction will include supplemental terms particular to credit swaps, including the specified Credit Events, which will be based on standard forms promulgated by ISDA and described in the Prospectus Supplement.

     On any given Swap Payment Date (including a Swap Payment Date occurring upon the maturity of the related Securities or a portion thereof), each exchange of payments in the same currency and in respect of the same Transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the Swap Agreement to the other. The Prospectus Supplement may also provide for such netting among more than one Transaction. On each Distribution Date with respect to Units in connection with which the Trust has entered into a Swap Agreement, the Trustee will have available for distribution to Unitholders funds equal to (i) the amount of any payments received on the Swap Agreement and other related Trust Property less
(ii) all payments made by such Trustee to the Swap Counterparty, in each case since the immediately preceding Distribution Date. The effect of such Swap Agreement, therefore, will be that holders of such Units will be entitled to distributions of interest (and, in the case of Index-Linked Units, of principal) thereon in accordance with the terms of the Swap Agreement rather than the terms of the related Securities. No assurance can be given that the Trustee will receive either any payment due to be received on such Securities or any net payment, if any, due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

Modification and Amendment of Swap Agreements

     The related Trust Agreement will contain provisions permitting the Trustee to enter into any amendment of a related Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Trustee determines that such amendment will not materially and adversely affect the interests of the holders of the Units and (ii) the Trustee has received an opinion of counsel to the effect that such amendment will not alter the classification of the related Trust for United States Federal income tax purposes. The Prospectus Supplement will describe any other circumstances in which the Swap Agreement may be amended.

Defaults Under Swap Agreements

     "Events of Default" under the Swap Agreement (each, a "Swap Default") include: (i) the failure of the applicable Trust to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the failure of the applicable Swap Counterparty or the Guarantor, if any, to pay any amount when due under such Swap Agreement after giving effect to the applicable grace period, if any; and (iii) certain other standard events of default under the 1992 Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the 1992 Master Agreement as modified by the Schedule. Several of the standard events of default of the 1992 Master Agreement are not Events of Default under the Swap Agreement. The standard events of default excluded are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default" as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi), respectively, of the 1992 Master Agreement. The Prospectus Supplement will describe any additional Events of Default applicable to the Swap Agreement.

Termination Events

     The "Termination Events" under the related Swap Agreement will consist of the following: (i) the occurrence of a Security Default with respect to a related Security or Reporting Event (each as defined below) with respect to a related Concentrated Security (which Termination Event shall apply only to the specific Transaction under the Swap Agreement relating to such Security or Concentrated Security, as applicable); (ii) the occurrence of an Excess Expense Event (as defined under "Description of Trust Agreements - Trust Wind-Up Events"); (iii) other Trust Wind-Up Events; or (iv) the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement. With respect to each of (i), (ii) and (iii), both the Trust and the Swap Counterparty will be deemed to be a party affected by the relevant event ("Affected Party") and will be entitled to terminate the Swap Agreement or the particular affected Transaction. However, for purposes of the calculation of any Swap Termination Payment, the Trust will be deemed the sole Affected Party and as a result the Swap Counterparty will have the sole right to determine in good faith the amount of any Swap Termination Payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" Termination Event contained in
Section 5(b)(iii) and 5(b)(iv) of the 1992 Master Agreement will not apply. The Prospectus Supplement will describe any additional Termination Events that will apply or any of the above Termination Events that are inapplicable to a specific Series of Units.

Early Termination of Swap Agreements

     Unless the applicable Prospectus Supplement sets forth terms for the assignment or continuation of the Swap Agreement, or automatic termination, upon specified Termination Events or Events of Default, upon the occurrence of a Termination Event of the types referred to in clauses (i), (ii) and (iii) above under "-Termination Events" or upon the occurrence of any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, the Trustee will by notice to the Swap Counterparty terminate the Swap Agreement or the particular affected Transaction thereunder (the date of such termination being an "Early Termination Date"). With respect to other Termination Events, the date on which the Swap Agreement will terminate (also, an "Early Termination Date") must be designated by one of the parties, as specified in each case in the Swap Agreement, and will occur only upon notice and, in certain cases, after any Affected Party (other than a Trust) has (or Affected Parties have, if applicable) used reasonable efforts to transfer their rights and obligations under such Swap Agreement to a related entity within a limited time period after notice has been given of the Termination Event, all as set forth in such Swap Agreement. In the event that the Trustee becomes aware that a Termination Event has occurred with respect to which the Swap Counterparty is the sole Affected Party, the Trustee will under the terms of the Trust Agreement, designate a Termination Event; provided, however, that if the Trust would thereby owe the Swap Counterparty a Swap Termination Payment, it will not designate a Termination Event. The Swap Counterparty will have no obligation to the Trust to exercise any right the Swap Counterparty may have to terminate the Swap Agreement or any Transaction, and will not act on behalf of the Trust to exercise any right of the Trust to terminate the Swap Agreement or any Transaction. If a Termination Event occurs and, when applicable, an Early Termination Date is designated, such Swap Agreement (or the particular affected Transaction) will terminate and Swap Termination Payments may be payable by the applicable Trust to the applicable Swap Counterparty or by the applicable Swap Counterparty to such Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. See "Description of Trust Agreements -- Trust Wind Up Events".

     Unless the Prospectus Supplement specifies that such events will not constitute a Termination Event, to the extent that the aggregate principal amount of the Securities held by the Trust is reduced through redemption, prepayment or exchange, the corresponding Swap Amount subject to the Swap Agreement will be subject to a partial termination and the Trust or the Swap Counterparty may incur liability for a Swap Termination Payment.

     In general, not all events of default under the applicable Security Agreement will trigger a Security Default for purposes of the Swap Agreement. Rather, a "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement; (ii) the failure of the applicable Security Issuer to pay an installment of principal of, or any amount of interest due on, the related Securities after the due date thereof specified in such Prospectus Supplement and after the expiration of any applicable grace period;
(iii) the occurrence of certain events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the applicable Security Issuer; or (iv) the occurrence of a waiver, deferral, restructuring, rescheduling, exchange or other adjustment with respect to the Security such that the economic terms of the Security are materially different or the Security represents materially greater credit or other risks. In each case, the Trust will be the Affected Party (as defined below) for purposes of the calculation of any Swap Termination Payment. Notwithstanding the existence of a grace period with respect to a Security, the failure of a Security Issuer to make timely payment of an amount required in order for the Trust to make a related payment under the Swap Agreement may result in a default by the Trust under the Swap Agreement prior to the occurrence of a Security Default. The Prospectus Supplement will specify any additional circumstances constituting a "Security Default."

     A "Reporting Event" will occur where a Concentrated Security relating to a Transaction under the Swap Agreement has become a Disqualified Security. See "Description of Trust Agreements -- Trust Wind Up Events".

Swap Termination Payments

     If the Swap Agreement is terminated prior to maturity thereof, the market value of each Transaction under the Swap Agreement will be established by one or both parties as specified in the Swap Agreement either (a) on the basis of the market quotations of the cost of entering into a replacement transaction or (b) if such market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected Transaction(s), in each case in accordance with the procedures set forth in detail in the Swap Agreement. If the market value of a Transaction is positive for the Trust, or the termination would result in a loss to the Trust, a Swap Termination Payment will be due from the Swap Counterparty to the Trust in respect of that Transaction; if such market value is positive for or termination of such Transaction would result in a loss to the Swap Counterparty, a Swap Termination Payment will be due from the Trust. The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction.

     The resulting loss to Unitholders could, if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date, be quite substantial in relation to the total value of the Securities. The Trust may be required to sell Securities through the Selling Agent in order to pay any Swap Termination Payments owed to the Swap Counterparty. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. The Swap Termination Payments payable by the Trust will be limited to the assets of the Trust, and Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of such termination payments exceeds the assets of the Trust. If the Swap Agreement is terminated, any further distributions in respect of the Securities would be made pursuant to the Securities without the benefit of the Swap Agreement.

     Unitholders could also be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Risk Factors."

     If a Swap Agreement is terminated for reasons other than a Security Default, any Swap Termination Payment payable to the Swap Counterparty will be limited to a claim against the Trust Property pro rata with that of the Unitholders.

Guarantees of MSDW; Other Guarantees or Support

     Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of the Swap Counterparty, the payment obligations of the Swap Counterparty under the related Swap Agreement will be general, unsecured obligations of such Swap Counterparty. With respect to any Swap Agreement in which the Swap Counterparty is an affiliate of MSDW or if set forth in the Prospectus Supplement, pursuant to the related Guarantee to be delivered with respect to any such Swap Agreement, MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount. With respect to any Swap Agreement in which the obligations of the Swap Counterparty are not guaranteed by MSDW, the applicable Prospectus Supplement will describe the material provisions of any Guarantee or other type of support, if any, of the obligations of such Swap Counterparty.


                                      MSDW

     MSDW is a global financial services corporation organized under the laws of the State of Delaware. MSDW's principal executive offices are at 1585 Broadway, New York, New York 10036, United States of America and its telephone number is
(212) 761-4000. The long term debt of MSDW is currently rated "Aa3" by Moody's and "A+" by S&P.

     At prescribed rates, Unitholders may obtain copies of all reports, proxy statements and other publicly available information filed by MSDW with the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, United States of America. Unitholders may inspect and copy such materials at the Commission's Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a website that contains reports, proxy and other information regarding registrants that file electronically, such as MSDW. The address of the Commission's website is http://www.sec.gov.


                              DESCRIPTION OF UNITS

     The Units of any Series to be offered pursuant to this Prospectus and the applicable Prospectus Supplement will be subject to the terms of a Trust Agreement to be entered into between the Depositor and the Trustee. The Trust Agreement for each Series of Units will be in the form filed as an exhibit to the Registration Statement, together with specific terms applicable to the Trust and the Units for such Series depending upon the related Securities and any Swap Agreement. The following summary of the terms of the Units, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the summary of the Trust Agreement set forth herein under "Description of the Trust Agreement" and any related discussion in the Prospectus Supplement, and to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific terms of each Series of Units, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

General

     The Units of a particular Series to be issued under a Trust Agreement will represent the entire beneficial ownership interest in the Trust created pursuant to such Trust Agreement. The Units issued under a Trust Agreement may be limited to a single Class, or, if so specified in the applicable Prospectus Supplement, a Series of Units may include two or more Classes differing as to entitlement to distributions of principal, interest or premium, and one or more Classes may be subordinated in certain respects to other Classes of such Series.

     Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Units in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Units; (ii) the Series of such Units and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Trust Property being deposited into the related Trust by the Depositor (and, with respect to any Concentrated Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued, the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Trust Property to the Unitholders of each such Class); (vii) whether the Units of such Series or each Class within such Series are Fixed Rate Units or Floating Rate Units (each as defined below) and the applicable Interest Rate for each such Class including the applicable rate, if fixed, or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable, the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Unitholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Unitholder's Unit or of the Depositor, or another third party to purchase or repurchase any Trust Property (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder ("Rule 3a-7"), as relevant) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part (see "--Optional Exchange"); (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade);
(x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable and transferable; (xi) whether the Units of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Units") and the applicable terms thereof; (xii) whether the Units of such Series or of any Class within such Series are to be issued as Registered Units or Bearer Units or both and, if Bearer Units are to be issued, whether coupons will be attached thereto; whether Bearer Units of such Series or Class may be exchanged for Registered Units of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Units of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company ("DTC"), for such Global Security or Securities; (xiv) if a temporary Unit is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Unit of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Units of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Units of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Units of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Unitholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Unitholders of such Series and each Class within such Series required with respect to certain actions by the Depositor, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Units not inconsistent with the provisions of the Trust Agreement relating to such Series.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Units of each Series (including any Class of Units not offered hereby) will be issued only as Registered Units in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of Registered Units of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement may provide that, where the purchaser of such Units has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Units having a Specified Currency other than U.S. dollars may be determined by the Exchange Rate Agent in its sole discretion.

     Registered Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the applicable Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

     Bearer Units will be transferable by delivery. Provisions with respect to the exchange of Bearer Units will be described in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, Registered Units may not be exchanged for Bearer Units.

     Morgan Stanley or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by Morgan Stanley or such affiliate may, at the discretion of Morgan Stanley, be held or resold.

Distributions

     In general, distributions allocable to principal, premium (if any) and interest on any Units will be made in the Specified Currency for such Units by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. If the Specified Currency for Units is other than U.S. dollars, the Exchange Rate Agent may, at its discretion and upon request by the Unitholder in the manner set forth in the Prospectus Supplement, arrange to convert all payments in respect of any such Unit into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a Specified Currency other than U.S. dollars must provide appropriate wire transfer instructions to the Trustee for such Registered Units, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Unless the Prospectus Supplement sets forth additional terms as to the conversion of currencies, in the case of a Unit having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Unit will be determined by the Exchange Rate Agent in its sole discretion; provided, that the Exchange Rate Agent is not required to provide any such exchange rate. All currency exchange costs will be borne by the holders of such Units by deductions from such distributions. If no such bid quotations are available or if the Exchange Rate Agent elects not to provide any such quotations at any time in its sole discretion, such distributions will be made in such Specified Currency, except in the circumstances described under "Currency Risks".

     U.S. dollar distributions on Registered Units will be made by wire transfer of immediately available funds to the holder of record on the relevant Record Date (as specified in the applicable Prospectus Supplement) for such distribution, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Units not later than 15 calendar days prior to the applicable Distribution Date. The Prospectus Supplement may also provide for distributions to be made by check or against presentation of the Unit. In the case of Registered Units issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such Units and ending on the last day of the interest accrual period immediately prior to such Distribution Date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding Distribution Date to the holders of the Registered Units on the related Record Date.

     Subject to the provisions described under "Limitations on Issuance of Bearer Units," and to applicable laws and regulations, payments in respect of interest or principal or premium on Bearer Units will be payable only upon surrender of applicable coupons, if any, or Units, respectively, and at such offices or agencies outside the United States as the Trustee may from time to time designate.

     Unless otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Unit means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York and in the city where the corporate trust office of the Trustee is located or (b) if the Specified Currency for such Unit is other than U.S. Dollars, the financial center of the country issuing such currency and (ii) if the Interest Rate for such Unit is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Unit means any day on which dealings in deposits in the Specified Currency of such Unit are transacted in the London interbank market.

Interest on Units

     General. Each Class of Units (other than certain Classes of Strip Units) of a given Series may have a different Interest Rate as described below. In the case of Strip Units with no or, in certain cases, a nominal Unit Principal Balance, distributions of interest will be in an amount described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Units with no or, in certain cases, a nominal Unit Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Units herein or in a Prospectus Supplement does not indicate that such Units represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     Fixed Rate Units. Each Unit having a fixed Interest Rate (a "Fixed Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) (as described below under "Principal of Units - General") thereof, from its original issue date, or from the last Distribution Date to which interest has been paid, at the fixed Interest Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment, (or in the case of Fixed Rate Units with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Interest Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest will be distributable in arrears on each Distribution Date with respect to such Fixed Rate Units.

     Floating Rate Units. As specified in the applicable Prospectus Supplement, each Unit having a variable Interest Rate (a "Floating Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) thereof from its original issue date to the first Interest Reset Date (as defined below) at the initial Interest Rate set forth in the applicable Prospectus Supplement. Thereafter, the Interest Rate on such Series or Class for each Interest Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Units may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following Base Rates as a reference for the calculation of payments under the related Swap Agreement, which will determine the interest rate to be payable on the Floating Rate Units: (i) LIBOR; (ii) the Commercial Paper Rate; (iii) the Treasury Rate;
(iv) the Federal Funds Rate; (v) the CD Rate; or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) as is set forth in such Prospectus Supplement and in such Floating Rate Unit. The "Index Maturity" for any Floating Rate Unit is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H. 15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     If specified in the applicable Prospectus Supplement, a Series of Floating Rate Units may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (a "Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Units, the Interest Rate applicable to any Floating Rate Units will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         If the Swap Agreement provides for all interest payments on the Securities to be paid to the Swap Counterparty, the Interest Rate applicable to the Units will be the equivalent floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent). If the Prospectus Supplement specifies a Calculation Agent, the Calculation Agent shall calculate the Interest Rate applicable to the Units from time to time as specified in the Prospectus Supplement. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Units.

     The applicable Prospectus Supplement will state whether the Interest Rate on each Series of Floating Rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually or on another periodic basis (such period being the "Interest Period" for such issuance, and the first day of each Interest Period being an "Interest Reset Date"). The Interest Reset Dates with respect to a given Series of Floating Rate Units will be specified in the applicable Prospectus Supplement. If an Interest Reset Date for any Floating Rate Units would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day as specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Units will be the accrued interest from and including the original issue date thereof or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Interest Reset Date.

     With respect to a Floating Rate Unit, accrued interest shall be calculated by multiplying its Unit Principal Balance (or Notional Amount, if applicable) by the accrued interest factor of such Floating Rate Unit. Such accrued interest factor will be computed by adding the interest factors calculated for each day, in the period for which accrued interest is being calculated. Unless the Prospectus Supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Interest Rate in effect on such day by 360, in the case of Floating Rate Units bearing interest on a Base Rate of LIBOR, the Commercial Paper Rate, the Federal Funds Rate or the CD Rate or by the actual number of days in the year, in the case of the Treasury Rate. For purposes of making the foregoing calculation, the Interest Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Interest Rate on a Floating Rate Unit will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Units will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series of Floating Rate Units will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     LIBOR. For each Floating Rate Unit for which LIBOR is the Base Rate and LIBOR is indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Period will be determined by the Calculation Agent for any LIBOR Unit as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Period (a "LIBOR Determination Date"), the Calculation Agent for such Unit will determine (a) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (b) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the Index Maturity that appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Determination Date will be determined as described in (ii) below.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date or no rate appears on Telerate Page 3750, the Calculation Agent for such Unit will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such Unit at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

     If LIBOR with respect to any Unit is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining dollar LIBOR varies from that described above, the applicable Prospectus Supplement will set forth the method for determining such rate.

     Commercial Paper Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Commercial Paper Rate the "Commercial Paper Rate" for each Interest Period will be determined by the Calculation Agent for such Unit as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Unit for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

     Money Market Yield          D X 360 X 100
                                --------------
                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable interest Reset Date.

     Treasury Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Treasury Rate, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Units-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Period shall be calculated by the Calculation Agent for such Unit and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Period will be the same as the Treasury Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Period will be the day of the week in which the Interest Reset Date for such Interest Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Period commencing in the next succeeding week. Unless otherwise provided in the Prospectus Supplement, if an auction date will fall on any day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     Federal Funds Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Federal Funds Rate, the "Federal Funds Rate" for each Interest Period shall be the effective rate on the Interest Reset Date for such Interest Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Unit for which the applicable Federal Funds Rate resets daily, the Interest Rate on such Unit for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Unit on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     CD Rate. For each Floating Rate Unit that bears interest on a Base Rate equal to the CD Rate the "CD Rate" for each Interest Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Period will be calculated by the Calculation Agent for such Unit and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Unit for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination specified in the related Prospectus Supplement which shall in no event be less than $100,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Period will be the same as the CD Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest
Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the Applicable Interest Reset Date.

     If any of the Commercial Paper Rate, Treasury Rate, Fed Funds Rate or CD Rate is the applicable Base Rate and is not to be determined as set forth above, the Prospectus Supplement will describe the method for determining such rate.

Principal of Units

     General. Unless the Prospectus Supplement specifies a Notional Amount or other reference amount for a Unit, each Unit will have a "Unit Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal from the related Securities.

     The outstanding Unit Principal Balance of a Unit will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on the Trust Property allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Unit Principal Balance of all Classes of Units of a Series will equal the outstanding aggregate principal balance of the related Trust Property as of the applicable Cut-off Date. The initial aggregate Unit Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Units will be made on a pro rata basis among all the Units of such Class. Strip Units with no Unit Principal Balance will not receive distributions of principal.

     Index-Linked Units. From time to time, the Trust may offer a Series of Units ("Index-Linked Units"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest amounts with respect to which are determined by reference to (i) the rate of exchange between the Specified Currency for such Unit and the other currency (the "Indexed Currency") specified therein on specified dates; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;
(iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or
(iv) such other objective price or economic measure as is described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of a Index-Linked Unit, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will generally be set forth under a related Swap Agreement and will be specified in the related Prospectus Supplement. Index-Linked Units will be issued only to the extent consistent with qualification of the Trust under Rule 3a-7, as applicable.

     Except as otherwise specified in the related Prospectus Supplement, interest on a Index-Linked Unit will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Index-Linked Unit. The related Prospectus Supplement will specify whether the principal amount of the related Index-Linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Index-Linked Unit, the Indexed Principal Amount of such Index-Linked Unit at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Foreign Currency Units

     If the Specified Currency of any Unit is not U.S. dollars (a "Foreign Currency Unit"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Unit are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Units.

Dual Currency Units

     Units may be issued as dual currency units ("Dual Currency Units"), in which case payments of principal and/or interest in respect of Dual Currency Units will be made in such currencies as specified in the related Prospectus Supplement. The exchange rates will be calculated upon such bases, as indicated in the Units and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Units will be set forth in the Units and the related Prospectus Supplement.

Call Rights

     If one or more specified persons has the right to purchase all or a portion of the Units of any given Series when the outstanding Unit Principal Balance is greater than 25% of the initial Unit Principal Balance, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Units of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a) a minimum Unit Principal Balance with respect to each Unit being purchased;

                  (b) a requirement that the Unit Principal Balance of each Unit being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

                  (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

                  (d) the price at which such a purchase may be effected (the "Call Price"). The Call Price will be at least 100% of the then outstanding Unit Principal Balance.

     After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Units described in such Prospectus Supplement, each Unitholder of a Unit that has been called will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Optional Exchange

     If a holder may exchange Units of any given Series for a pro rata portion of the Trust Property (an "Exchangeable Series") the terms upon which a holder may exchange Units of any Exchangeable Series for a pro rata portion of the Trust Property of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

                  (i) a requirement that the exchanging holder tender to the Trustee Units of each Class within such Exchangeable Series;

                  (ii) a minimum Unit Principal Balance or Notional Amount, as applicable, with respect to each Unit being tendered for exchange;

                  (iii) a requirement that the Unit Principal Balance or Notional Amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (iv) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (v) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Securities deposited in the applicable Trust;

                  (vi) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement; and

                  (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Securities to be distributed by the Trustee.

     Unless additional or different terms for an Optional Exchange are set forth in the related Prospectus Supplement, in order for a Unit of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Unitholder, the Trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Units, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Unit, the Unit Principal Balance or Notional Amount of such Registered Unit to be exchanged, the certificate number or a description of the tenor and terms of such Registration Unit, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Unit duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Unit and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit Principal Balance of such Unit provided that the Unit Principal Balance or Notional Amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit Principal Balance thereof shall be issued (which, in the case of any Registered Unit, shall be in the name of the holder of such exchanged Unit).

     Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, as described in such Prospectus Supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Unit being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Unitholder, such pro rata share of the Trust Property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

     Prior to any optional exchange, only the Trustee is a holder of the Securities and only the Trustee will have the ability to enforce the obligations of the Security Issuer under the Securities. After an optional exchange, the Unitholders will be holders of the Securities and can enforce such obligations directly.

Ratings of Units

     At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless an additional basis for such rating is described in the Prospectus Supplement, the rating of any Series or Class of Units will be based primarily on the related Trust Property and the relative priorities of the Unitholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Trust Property. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Units may not be offered pursuant to this Prospectus, in which case such Class or Classes will not necessarily be rated in an investment grade category by a Rating Agency.

     In general, a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The rating also does not comment as to market price or suitability for a particular investor. In addition, any credit rating will be limited in scope to its terms. Prospective purchasers of Units are urged to review in its entirety any disclosure relating to any rating of such Units that is contained in the applicable Prospectus Supplement, including the text of any such rating letter or letters, if provided.

Form

     Subject to the "Limitations on Issuance of Bearer Units" set forth herein, each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or, in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units"). Registered Units will be transferable on the records of the Unit Register (as defined below) maintained by the Trustee. All Units of a given Series (or, if more than one Class exists, any given Class within that Series) other than Definitive Units will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC (only for Registered Units denominated and payable in U.S. dollars), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), Cedel Bank, S.A. ("CEDEL"), or another entity specified in the Prospectus Supplement (any of the foregoing a "Depositary"). Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Global Securities representing Registered Units will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form ("Book-Entry Units") only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Units represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     With respect to each Series of Registered Units, the Trustee will maintain a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Units of each Series and the registration of transfers of such Units. No service charge will be payable with respect to any transfer of Units, but the Trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

     During such time as the Units are represented by a Global Security, the Depositary's nominee will be the Unitholder of such Unit and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of such Unit must instruct the broker or other direct or indirect participant through which it holds an interest in such Unit to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Units represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Units, or, if such Units are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Unitholder of the individual Units represented by such Global Security for all purposes under the Trust Agreement governing such Units. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Units represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered the Unitholder thereof under the Trust Agreement governing such Units. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Unit, may be limited due to the lack of a physical certificate for such Unit.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Units" below, distributions of principal of (and premium, if any) and any interest on individual Units represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Unitholder of such Global Security. None of the Depositor, the Trustee for such Units, any paying agent or the Unit registrar for such Units will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Depositor expects that the Depositary for Units of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Units, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Units".

     If the Depositary for Units of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within thirty days, the Depositor will issue individual Definitive Units in exchange for the Global Security or Securities representing such Units. In addition, the Depositor may at any time and in its sole discretion determine not to have any Units of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Units of such Class in exchange for the Global Security or Securities representing such Units. Further, if the Prospectus Supplement so specifies with respect to the Units of a given Class, an owner of a beneficial interest in a Global Security representing Units of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Units in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Units of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Units registered in its name (if the Units of such Class are issuable as Registered Units). Individual Definitive Units of such Class so issued will be issued (a) as Registered Units in denominations, unless otherwise specified by the Depositor or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Units of such Class are issuable as Registered Units,
(b) as Bearer Units in the denomination or denominations specified by the Depositor or as specified in the related Prospectus Supplement if the Units of such Class are issuable as Bearer Units or (c) as either Registered or Bearer Units, if the Units of such Class are issuable in either form. See "Limitations on Issuance of Bearer Units" below for a description of certain restrictions on the issuance of individual Bearer Units in exchange for beneficial interests in a Global Security.

     The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Units being offered thereby to the extent not set forth or different from the description set forth above.

Voting of Securities; Modification of Security Agreements

     Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Securities, the Trustee will give notice to the Unitholders, setting forth (i) such information as is contained in such notice to owners of Securities, (ii) a statement that the Unitholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Unitholders of record on the relevant record date.

     Unless a different allocation of voting rights is described in the Prospectus Supplement, the voting rights allocable to the owners of the Securities pursuant to the terms thereof will be allocated among the Unitholders pro rata, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units; and upon the written request of the applicable Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided that the Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Unitholder entitled to give such instructions. Notwithstanding the foregoing, the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Securities underlying the Units held by such Unitholder or (ii) consent to any redemption or prepayment of the Securities underlying the Units held by such Unitholder or (iii) consent to the issuance of new obligations in exchange or substitution for any Securities pursuant to a plan or refunding of the Securities or any other offer for the Securities; in each case unless the Trustee is directed by the affirmative vote of all Unitholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Securities would not result in a "sale or other disposition" of such Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Securities underlying the Units with respect to the foregoing matters in (i), (ii) and
(iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early Distribution of Securities

     Unless specific terms for the continuation of the Trust Agreement are described in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event (as defined under "Description of Trust Agreements-Trust Wind-Up Events"), the applicable Trust Agreement and any related Swap Agreement will terminate, subject to payment of Swap Termination Payments, if any, and the Trustee shall deliver notice to each of the Unitholders of the occurrence of a Trust Wind-Up Event, the termination of such Swap Agreement (and payment of Swap Termination Payments, if any) and the termination of such Trust Agreement and related Trust, and such notice shall state that holders should surrender their Units to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the Securities or cash if the Trust is liquidated, as specified in the applicable Trust Agreement. Such notice to the Unitholders shall also specify: (i) the cause of the Trust Wind-Up Event; (ii) the location and hours of the office or agency of the Trustee at which Units should be presented and surrendered; (iii) that each holder must supply transfer instructions in writing with respect to the related Securities; and (iv) any other information required to be set forth by such Trust Agreement, as set forth in the applicable Prospectus Supplement.

     Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a holder with respect to such Securities and (ii) such holder's Units, or appropriate and satisfactory indemnity or security, the Trustee shall promptly deliver to such holder its pro rata share of such Securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such Securities to credit such Securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

     Unless the Prospectus Supplement describes specific terms for the continuation or assignment of the Swap Agreement in whole or in part upon the occurrence of the Trust Wind- Up Event, upon the occurrence of a Trust Wind-Up Event, any related Swap Agreement will terminate. Thereafter, the only distributions (other than the early distribution of the related Securities themselves) from the related Trust to which the holders of Units issued thereby will be entitled will be any payments on the Securities, if any, minus any Swap Termination Payment payable by the Trust to the Swap Counterparty or plus Swap Termination Payment payable by the Swap Counterparty, that are in each case received by the Trustee after the occurrence of the Trust Wind-Up Event, which the Trustee shall distribute to the Unitholders upon satisfaction of the conditions for transfer of Securities referred to above. No interest will accrue on, and no investments will be made with, any such funds awaiting distribution to Unitholders.

     Except for certain duties and reporting requirements set forth in the applicable Trust Agreement, the obligations of the Trustee thereunder will terminate upon the distribution to Unitholders of all amounts required to be so distributed pursuant to such Trust Agreement and the disposition of all related Securities held by such Trustee.


                         DESCRIPTION OF TRUST AGREEMENTS

General

     Each Trust Agreement will be entered into by the Depositor and the Trustee, and will incorporate the Standard Terms of Trust Agreements agreed between the Depositor and the Trustee and filed as an exhibit to the Registration Statement, as they may be amended from time to time. The Trust Agreement for each Series of Units will also set forth specific terms of the Trust for such Series depending upon the terms of the Units to be issued thereunder, the related Securities and any Swap Agreement. The following summary of certain terms and provisions of the Trust Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific provisions of each Trust Agreement, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

Collections on Securities

     With respect to any Series of Units, the Trustee shall make reasonable efforts to collect all scheduled payments on the related Securities and other Trust Property provided that such procedures are consistent with the applicable Trust Agreement and that, except as otherwise expressly set forth in such Trust Agreement and in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Trustee Compensation

     As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive the Trustee Fees. The Prospectus Supplement will set forth the amount, source, manner and priority of payment with respect to such Trustee Fees.

Certain Matters Regarding the Trustee and the Depositor

     The Trust Agreement will provide that neither the Depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to such Trust Agreement or for errors in judgment; however, neither the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties under such Trust Agreement or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under such Trust Agreement which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it deems necessary or desirable with respect to such Trust Agreement and the rights and duties of the parties thereto and the interests of the Unitholders thereunder.

     The Trustee will undertake to perform only such duties as are specifically set forth in the related Trust Agreement. Unless the Trust Agreement specifies terms for payment of Trustee Fees from the Trust Property, the Depositor or one or more third parties will be responsible for payment of the Trustee Fees related to each Trust. The Depositor will also indemnify the Trustee for any other loss, liability or expense, other than Trustee Fees, incurred by the Trustee ("Extraordinary Trust Expenses") relating to the applicable Trust Agreement, Swap Agreement or Securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under such Trust Agreement) up to the Maximum Reimbursable Amount in the aggregate. Unless the Prospectus Supplement specifies another source of payment, Extraordinary Trust Expenses not paid by the Depositor will be payable to the Trustee from Trust Property.

     The Trust Agreement provides that the Trustee may elect to perform some or all of its duties through a custodian or other administrative agent. Any particular provisions with respect to entities acting as a custodian or administrative agent of the Trustee will be described in a Prospectus Supplement.

     Prior to the date that is one year and one day after all distributions in respect of the Units have been made, neither the Trustee nor the Depositor will take any action or institute any proceeding against the other under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to either of them, now or hereafter in effect, or any action which would likely cause the other to be subject to, or seek the protection of, any such Insolvency Law.

Retained Interest

     The Prospectus Supplement for a Series of Units will specify whether there will be any Retained Interest in the Trust Property, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in the Trust Property represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Trust Property as received and, in general, will not become a part of the related Trust. Unless a different allocation is described in the Prospectus Supplement, any partial recovery of interest on the Trust Property, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Unitholders on a pari passu basis.

Modification and Waiver

     The Trust Agreement for each Series of Units may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Unitholders, for certain purposes including (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;
(iii) to add or supplement any Credit Support for the benefit of any Unitholders (provided that if any such addition affects any Series or Class of Unitholders differently than any other Series or Class of Unitholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Unitholders); (iv) to add to the covenants, restrictions or obligations of the Depositor, or the Trustee for the benefit of the Unitholders; (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Unit for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Units that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof; or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Units evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Unitholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Units of such Series or Class.

     The applicable Prospectus Supplement will set forth the extent to which any modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing, currency or amounts of distributions or payments which are required to be made on any Unit without the consent of the holder of such Unit or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Units covered by the Trust Agreement then outstanding.

     Holders of Units evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Unitholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Units of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected thereby.

     Any terms relating to modification or waiver of the Trust Agreement for a particular Series in addition to or that differ from the foregoing will be set forth in the applicable Prospectus Supplement.

Reports to Unitholders

     Reports to Unitholders. On each Distribution Date the Trustee will forward or cause to be forwarded to each such Unitholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Unitholders allocable to principal of or interest or premium, if any, on the Units;

                  (ii) the Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the aggregate stated principal amount of the related Securities as of the Distribution Date and the interest rate applicable to such Securities for the accrual period therefor next beginning;

                  (iv) the amount received by the Trustee on the related Securities for the accrual period therefor last ended;

                  (v) the amounts of and recipients of any payments under any Swap Agreement for the accrual period for the Swap Agreement last ended;

                  (vi) if feasible, the new Swap Rate applicable to the accrual period for any Swap Agreement next beginning;

                  (vii) the aggregate Unit Principal Balance (or Notional Amount, if applicable) at the close of business on such Distribution Date;

                  (viii) with respect to any Trust having Trust Property which includes Credit Support, the available amount of each element of Credit Support; and

                  (ix) any additional information relevant to the Unitholders as specified in the applicable Prospectus Supplement or in the applicable Trust Agreement.

     The Prospectus Supplement may specify that certain of the information set forth above will not be furnished with respect to a particular Series.

     In the case of information furnished pursuant to clause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Units or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee, as provided in the related Prospectus Supplement, will furnish to each person who at any time during the calendar year was a Unitholder, a statement containing the information set forth in clause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Unitholder and containing such information as is sufficient to enable Unitholders to calculate their United States federal income tax liability with respect to Units. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

Evidence as to Compliance

     If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related original issue date with respect to such Units) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

     The Trust Agreement may also provide for delivery to the Depositor and the Trustee on behalf of the Unitholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Units.

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Unitholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

Notices

     The Trustee will notify the Unitholders of all notices and communications it receives from the Security Issuer, including notice of any call of the Securities by the Security Issuer. The Trustee will also notify the Unitholders of any call of the Securities by a Swap Counterparty under the terms of a Swap Agreement. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Unit will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Unit Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been given when mailed, whether or not the Unitholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. In the case of Registered Units in global form, the Depositary will be the sole direct recipient of notices. See "Description of the Units -- Form".

     Notice shall be sufficiently given to holders of Bearer Units if (i) published in an Authorized Newspaper (defined in the Trust Agreement to mean a leading daily newspaper of general circulation) in such city or cities as may be specified in such Units on a Business Day and (ii) in the case of a Global Security, if also delivered to Euroclear or CEDEL, as applicable for communication by them to the persons shown in their respective records as having interests therein. In case by reason of suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Units as provided above, then such notification to Holders of Bearer Units shall be published as provided above in an Authorized Newspaper of general circulation in Europe or, if such publication shall also be impracticable, such notification shall be given in such manner as shall be approved by the Trustee and the Depositor.

Replacement Units

     In the event a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the Depositor and the Trustee receive, to their satisfaction, such security or indemnity as they may require to save each of them harmless.

Trust Wind-Up Events

     A Trust Wind-Up Event under the related Trust Agreement is defined as the occurrence of (i) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable; (ii) one or more Security Defaults where either (a) a Security Default has occurred with respect to all Securities held by the Trust or (b) a Termination Event results under the Swap Agreement with respect to which all Transactions are "Affected Transactions" (as defined in the Swap Agreement); (iii) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement); provided that at the time of such occurrence no Swap Termination Payment would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust; (iv) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all Transactions entered into under the Swap Agreement); (v) the designation by the Depositor, if the Depositor owns 100% of the Unit Principal Balance, of a "Special Depositor Wind-Up Event"; and (vi) the Security Issuer with respect to any Concentrated Security ceases to be a reporting company under the Exchange Act, provided that the Trust holds no other Securities for which the Security Issuer continues to be a reporting company or which is not a Concentrated Security; (vii) any Excess Expense Event (as defined below); or (viii) any other Trust Wind-Up Event set forth in the Prospectus Supplement. See "Description of Swap Agreements - Defaults Under Swap Agreements" and "- Termination Events". The Prospectus Supplement will specify whether any of the foregoing will not apply to the Trust Agreement for a particular Series. Unless the Prospectus Supplement sets forth terms for the continuation of the Trust Agreement in whole or in part following a Trust Wind-Up Event, upon the occurrence of a Trust Wind-Up Event, such Trust Agreement and the related Swap Agreement will terminate, and the Trustee, through the Selling Agent, will sell some or all of the Securities to fund the payment of applicable Swap Termination Payments, if any, and hold all related Securities and any proceeds thereof until the satisfaction of certain conditions, at which time the Trustee will distribute such Securities to the Unitholders. See "Description of Units - Early Distribution of Securities".

     Unless an additional means of providing current information as to a Disqualified Security is described in the Prospectus Supplement or, in the case of a Security which is not a Concentrated Security, the Depositor can provide the required information, if the issuer of any Security ceases to be a reporting company under the Exchange Act (such Security a "Disqualified Security"), (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind-Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement.

     The Trustee will give notice as promptly as possible to the Unitholders, in accordance with the terms of the Trust Agreement, of any Trust Wind-Up Event or Termination Event. However, the Trustee will not be responsible for giving notice of a Trust Wind-Up Event unless and until (i) the Trustee fails to receive amounts due on the Securities or under a Swap Agreement when due and such payment is not received within any applicable grace period, (ii) receipt by the Trustee of notice from a Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination Event by an officer of the Trustee assigned to its Corporate Trust Department or (iii) receipt of notice of an event constituting a Security Default.

     Under each Trust Agreement, an "Excess Expense Event" will occur if the Trustee has incurred Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount specified in the applicable Prospectus Supplement, and either any Swap Counterparty has not agreed, or the holders of Units issued under such Trust Agreement have not unanimously agreed, to provide adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the next sentence. Under the terms of such Trust Agreement, the Trustee will be required to provide notice to any Swap Counterparty and each Unitholder promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount in excess of the Trigger Amount, stating that an Excess Expense Event will occur on the seventh calendar day following the provision of such notice unless prior to such day the Unitholders unanimously agree (or any Swap Counterparty agrees) to indemnify the Trustee for future Extraordinary Trust Expense (and Extraordinary Trust Expense that has already been incurred at the time of the agreement to indemnify) that exceeds the Maximum Reimbursable Amount specified in the applicable Prospectus Supplement, to the reasonable satisfaction of the Trustee. Following such an agreement to indemnify, upon the incurrence by the Trustee of aggregate Extraordinary Trust Expense greater than the Maximum Reimbursable Amount, an Excess Expense Event will occur unless either (i) any Swap Counterparty agrees or (ii) the holders of the Units unanimously agree, to provide further adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the preceding sentence.

     If so specified in the Prospectus Supplement, in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Security Default, the claim of the Swap Counterparty against the Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Unitholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Unitholders' aggregate Unit Principal Balance plus accrued interest.

Termination

     Unless a Trust is terminated early upon the occurrence of a Trust Wind-Up Event, the obligations created by the related Trust Agreement (other than the obligations of the Trustee to provide reports and certain other information under such Trust Agreement) will terminate (after payment of Extraordinary Trust Expenses, if any, and any amount due under the Swap Agreement and upon distribution of Securities) and the payment to the holders of Units issued thereunder of all amounts required to be paid under the terms of such Trust Agreement and such Units following the final scheduled Distribution Date. Written notice of such termination will be provided as set forth above under "Reports to Unitholders; Notices", and the final distribution on such Units will be made only upon surrender and cancellation of such Units at an office or agency of the Trustee.

Sale of Securities; Secured Party Rights

     Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Swap Termination Payment or upon other notice from the Trustee that the Trust is required to sell Securities, the Selling Agent (unless it declines to act as Selling Agent as described below) will undertake to sell Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their rights to tender the amount of any related Swap Termination Payment as set forth below. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. In the case of a Security Default or Reporting Event which does not result in termination of the Trust, sales shall be limited to the Securities affected by such event, except where the proceeds from the affected Securities are insufficient to make payment of the Swap Termination Payment.

     In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Unitholders of their rights under the foregoing provision, the Selling Agent shall promptly discontinue sales of the related Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed).

     The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default. The Selling Agent shall be permitted to sell Securities to Affiliates of the Selling Agent. The Selling Agent may elect not to act as Selling Agent with respect to some or all of the Securities by oral or written notice to that effect to the Trustee, and may resign at any time.

     In addition to the provisions of the Trust Agreement with respect to the Selling Agent, upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Securities in the open market or, if the Swap Counterparty elects, to sell the Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.

     The Trust Agreement will provide that the Unitholders will have no liability as sellers of the Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

Trustee

     The Trustee shall at all times be a corporation which is not an affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Securities with respect to any Series of Units and their respective affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, the long-term debt obligations of which are rated in one of the four highest categories assigned to long-term debt obligations by each of the Rating Agencies, and shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA") and Section (a)(4)(i) of Rule 3a-7 (any such Trustee, an "Eligible Trustee"). Unless another Trustee is identified in the Prospectus Supplement, the Trustee for each Trust initially will be Chase Bank of Texas, National Association. The Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty, and the Unitholders, subject to a successor trustee which is an Eligible Trustee having been appointed by the Depositor and accepted such appointment. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Units.

     The Trust Agreement and the provisions of the TIA incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Trust; provided, however, that if it acquires any "conflicting interest" (as defined in the TIA) it must eliminate such conflict or resign.

Governing Law

     The Units, the Trust Agreement and any Swap Agreement will be governed by the laws of the State of New York. The Trust Agreement will be subject to the provisions of the TIA that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

     The federal and state courts in the Borough of Manhattan in the City of New York shall have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, the Trust Agreement or any Swap Agreement.


                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the date on which the net proceeds of an offering of the Units of a particular Series are received by the Depositor (the "Closing Date"). The discussion is based on interpretations of law, regulations, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the federal income tax consequences described herein. Except where otherwise noted, the discussion below is addressed to Unitholders that are domestic corporations or are otherwise subject to federal income taxation on a net income basis, and that hold Units as capital assets. It does not discuss state, local, or foreign tax consequences, nor does it discuss the tax consequences that may be relevant to a Unitholder subject to special rules, including dealers in stocks, securities or notional principal contracts, traders in securities electing to mark to market, banks, savings and loan associations and similar financial institutions, taxpayers that hold Units as part of a "straddle" or "conversion transaction" for federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed like individuals.

     Units of a particular Series may have special features that produce tax consequences different from those described below. In cases where the related Prospectus Supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

     Prospective Unitholders should consult their tax advisors as to the federal tax consequences to them of acquiring, holding and disposing of Units, including, in particular, the application in their particular circumstances of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Trust

     Cleary, Gottlieb, Steen & Hamilton, counsel to the Depositor, will provide to the Depositor on the Closing Date for each Series its opinion that, under current law, the Trust will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes. As a consequence, the Trust will not be subject to federal income taxation.

     Unless another characterization is applicable, as described below and indicated in the applicable Prospectus Supplement, the Trust will be classified as a grantor trust for federal income tax purposes, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") accordingly. Under the federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any Swap Agreement, both to the extent of such Unitholder's proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder's interest in the assets and income of the Trust and a termination of any Swap Agreement with respect to that Unitholder. In the case of an Exchangeable Series, a Unitholder's withdrawal of Securities representing the Unitholder's proportionate share of such assets of the Trust will not constitute a taxable event, but any termination of a Swap Agreement will be taxable. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust.

     If so indicated in the applicable Prospectus Supplement, a Trust in a particular Series may be characterized as a partnership rather than a grantor trust. Although a partnership is not subject to federal income taxation at the entity level, partnership classification may result in differences in the timing and character of income reported by Unitholders, as well as different requirements for reporting tax information, making tax elections, and conducting contests with the IRS.

     An election may be made to treat a Trust in a particular Series as a financial asset securitization investment trust ("FASIT"), as defined in section 860L of the Code. If a Trust makes a FASIT election, the Prospectus Supplement relating to any Class or Series of Units representing interests in such FASIT will state that the Trust is a FASIT for federal income tax purposes and will describe the federal income tax consequences of the ownership of such Units.

Treatment of the Securities and Swap Agreement as Integrated or Separate Transactions

     The tax treatment of the Securities and any Swap Agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. If the Securities and Swap Agreement qualify for integration under Treasury regulations section 1.1275-6 (the "Integration Regulations") or section 1.988-5 (the "Foreign Currency Integration Regulations"), the Unitholder may elect, or the IRS may require, integrated treatment. If the transaction is integrated, the Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration. See "Tax Consequences of Integration," below.

     If integrated treatment is not available, a Unitholder will be required to take into account its pro rata share of the income from the Securities and any Swap Agreement as determined under the separate federal income tax rules applicable to those items. See "Tax Consequences of Separate Treatment," below. Integrated treatment will not be available for a Swap Agreement and related Securities underlying Dual Currency Units.

     The discussion in the two preceding paragraphs assumes that the Securities are considered to be owned by the Trust for federal income tax purposes. In some circumstances, the Securities and Swap Agreement may be treated together as a loan to the Swap Counterparty. See "Tax Consequences of Separate
Treatment--Taxation of the Swap Agreement--Other Characterizations."

Tax Consequences of Integration

Integration of Securities and Swap Agreements that Do Not Hedge Currency Risk

     In general, under the Integration Regulations, a Security and a Swap Agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Code and Treasury regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the Unitholder's books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain Securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. The IRS generally may require integration where a Unitholder could have but did not make the appropriate identification and in certain other cases.

     The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount ("OID"), which a Unitholder must include in income as it accrues. See the discussion of OID and other income from a debt instrument under "Tax Consequences of Separate Treatment -- Taxation of Securities," below. The issue date of the synthetic debt instrument will be the date of purchase, and the term of the instrument will be the period from the issue date to the maturity date of the Securities. The issue price will be the adjusted issue price of the Securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of Swap Premium (as defined below under "Tax Consequences of Separate Treatment - Allocation of Basis and Sales Proceeds") by or to the Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the Securities. Income from the Securities and Swap Agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See "Foreign Unitholders," below.

Integration of Securities and Swap Agreements that Hedge Currency Risk

     If a Swap Agreement hedges currency risk, then integration of the Swap Agreement and Security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of Securities and Swap Agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the Security and Swap Agreement must be substantially equivalent to the cash flows on a fixed-rate debt instrument. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular Securities and Swap Agreements.

     The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the Securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date. If the synthetic debt instrument is payable in U.S. dollars, Unitholders will not recognize any foreign exchange gain or loss (as defined below under "Foreign Currency Rules") with respect to the instrument.

Tax Consequences of Separate Treatment

     The discussion under this heading assumes that the integration rules described above do not apply, so that a Unitholder must take into account its pro rata share of the income from the Securities and the Swap Agreement, as determined under the separate tax rules applicable to those items.

Allocation of Basis and Sales Proceeds

     A Unitholder should be considered to have purchased its interest in the Securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of the Securities and the denominator of which is the sum of the fair market value of the Securities and the fair market value of any Swap Agreement (which may be negative, zero or positive), in each case at the time of purchase. The Unitholder's initial tax basis in the Securities will equal such allocated purchase price. The Unitholder's tax basis in the Securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized premium with respect thereto.

     If the fair market value to the Trust of the Swap Agreement is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the Swap Agreement ("Swap Premium"). If such fair market value is negative, a Swap Premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the Securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a Swap Premium will be treated as paid by such Unitholder equal to the excess of the cost of the Unit over the amount allocated to the Securities.

     Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the Securities and the Swap Agreement using fair market values at the time of sale. The amount allocated to the Swap Agreement would be considered a termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

     If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Taxation of Securities

     It is assumed for purposes of the following discussion that the Securities underlying the Units of each Series will constitute debt instruments in their entirety and that such Securities are not acquired by the Trust at their original issuance. If the Securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

     Interest, Discount and Premium

     Stated Interest. A Unitholder will be required to include stated interest on Securities in gross income as ordinary interest income, in accordance with such Unitholder's method of accounting, to the extent such stated interest is qualified stated interest. Stated interest on a Security will be qualified stated interest, in very general terms, if such stated interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Security at a single fixed rate of interest or, subject to certain conditions, under a single formula based on one or more interest indices. If stated interest is not qualified stated interest, it will be included in OID and a Unitholder will be required to take such discount into account in accordance with the rules described below.

     General OID Rules. OID is the amount by which a debt instrument's stated redemption price at maturity (as defined below) exceeds its issue price. Holders of debt instruments generally are required to include OID in ordinary gross income using a constant yield method, whether the holder uses the cash or accrual method of accounting. The amount of OID allocable to each accrual period is determined by multiplying the adjusted issue price (as defined below) of the debt instrument at the beginning of the accrual period by the yield to maturity of such debt instrument (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a debt instrument is the discount rate that causes the present value of all payments on the debt instrument as of its issue date to equal the issue price of such debt instrument. The adjusted issue price of a debt instrument equals its issue price plus prior accruals of OID, adjusted for prior payments of amounts included in the stated redemption price at maturity. The stated redemption price at maturity of a debt instrument equals the sum of all payments to be made thereunder other than payments of qualified stated interest. An accrual period is a period not longer than one year that generally ends on dates that are or correspond to payment dates.

     Securities Issued With OID. If a Security was initially issued with OID, a Unitholder will be required to treat as interest income its share of such discount, adjusted to reflect the Unitholder's actual purchase price allocated to such Security, as such discount accrues, without regard to the timing of receipt of the cash attributable to such income. In very general terms, if the purchase price allocated to such a Security exceeds its adjusted issue price but is less than the stated redemption price at maturity of such Security, a Unitholder will have acquired such Security with acquisition premium and such premium will offset and reduce a Unitholder's share of OID. If the purchase price allocated to such Security exceeds its stated redemption price at maturity, a Unitholder will not be required to include OID in income. The excess of the purchase price over the amount payable on maturity of the Security (exclusive of any portion of such excess attributable to a conversion feature) generally will be amortizable bond premium which, at the election of a Unitholder, may be offset against stated interest payments on such Security or in some cases deducted. If the purchase price allocated to such a Security is less than its adjusted issue price by more than a de minimis amount, a Unitholder will have acquired such Security with market discount (as defined in the Code), which the Unitholder will be required to accrue and include in income in accordance with special market discount rules, in addition to OID amounts. Those market discount rules generally require accrued market discount to be treated as interest income (1) as principal payments on a debt instrument are received (up to the amount of such payments), or (2) when a debt instrument is sold, up to the amount of gain recognized in the sale. Any de minimis discount generally is taken into income ratably as principal payments are received or the debt instrument is sold.

     Securities Issued Without OID. If a Security was initially issued without OID, a Unitholder will be required to take into account only stated interest payments on such Security, unless the purchase price allocated to such Security differs from the stated redemption price at maturity of such Security. If the purchase price allocated to a Security exceeds its amount payable on maturity, that excess amount (exclusive of any portion thereof attributable to a conversion feature) generally will be amortizable bond premium, which at the Unitholder's election, may be offset against stated interest payments on such Security or in some cases deducted. In general, if the purchase price allocated to a Security is less than its stated redemption price at maturity by more than a de minimis amount, a Unitholder will have acquired such Security with market discount. The tax treatment of market discount and de minimis discount are described in the immediately preceding paragraph.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to discount and premium, a Unitholder may elect to report all income on a Security under the principles of the OID rules, as if such Security were newly issued on the date of purchase of the Units by the Unitholder, the issue price of such Security equaled the purchase price allocated thereto, and none of the interest thereon was qualified stated interest. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Unitholders should consult with their tax advisors regarding the merits of making this election.

         Sale, Exchange and Retirement of Securities

         Upon the sale, exchange or retirement of Securities (including a sale resulting from a sale of Units), a Unitholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Unitholder's tax basis in the Securities.

         Except as discussed above with respect to market discount and below under "-Securities Providing for Contingent Payments," "Straddle Rules," and "Foreign Currency Rules," gain or loss recognized by a Unitholder on the sale, exchange or retirement of Securities generally will be capital gain or loss, and will be long-term capital gain or loss if the Unitholder is considered to have held the Securities for more than one year at the time of the disposition.

         Securities Providing for Contingent Payments

     Securities in a Trust may provide for contingent payments ("contingent debt obligations"). Regulations issued in 1996 (the "Contingent Payment Regulations") govern the treatment of contingent debt obligations issued on or after August 13, 1996.

     Under the Contingent Payment Regulations, contingent debt obligations generally will be subject to the noncontingent bond method. In general, under this method the issuer of a contingent debt obligation creates a schedule of projected fixed payments on the instrument (the "Tax Projected Payment Schedule"). The Tax Projected Payment Schedule is calculated by replacing each contingent payment with a projected payment and then setting the level of those projected payments so that the obligation has a yield equal to the issuer's comparable yield. The comparable yield is the rate of interest the issuer would pay on a comparable debt instrument that did not provide for contingent payments. The Tax Projected Payment Schedule is calculated based on the rules in the Contingent Payment Regulations and does not necessarily represent the issuer's prediction of how a contingent debt obligation will perform. The Tax Projected Payment Schedule in respect of contingent debt will be binding on the Unitholders as long as it is reasonable.

     A Unitholder of a Trust holding a contingent debt obligation generally must include in income interest on such contingent debt obligation as it accrues, calculated as if the contingent debt obligation provided only for fixed payments according to the Tax Projected Payment Schedule. The Tax Projected Payment Schedule generally is not revised to account for changes in circumstances that occur while the contingent debt obligation is outstanding. Any difference between a projected payment and an actual payment is taken into account as an adjustment to the Unitholder's interest income when the payment is made. (This treatment assumes that any contingency affecting a payment is resolved, so that the payment becomes fixed, no earlier than six months prior to the date of payment.) Upward and downward adjustments are netted for each taxable year with respect to each contingent debt obligation. Any net upward adjustment for the taxable year is treated as additional interest income. Any net downward adjustment reduces the interest income on the obligation for the taxable year that would otherwise accrue. If any downward adjustment exceeds the interest income otherwise reported in respect of a contingent debt obligation for the taxable year, the adjustment would be allowed as an ordinary deduction, to the extent it does not exceed the net amount of interest income of the Unitholder from the contingent debt obligation in prior years.

     If a Unitholder is treated as purchasing a contingent debt obligation for an amount different from its adjusted issue price, the Unitholder will be required to accrue interest income on the obligation in accordance with the original Tax Projected Payment Schedule. Any difference between the purchase price and the obligation's adjusted issue price on the date of purchase will be allocated among the remaining payments in the Tax Projected Payment Schedule. If the Unitholder's basis is greater than the adjusted issue price of the obligation, the excess is a downward adjustment; and if the Unitholder's basis is less than the adjusted issue price, the difference is an upward adjustment. These adjustments are taken into account at the time the corresponding interest payment is accrued or made. Any downward or upward adjustment in respect of a difference between the Unitholder's purchase price and a contingent debt obligation's adjusted issue price at the date of purchase will decrease or increase the Unitholder's basis in the obligation.

     Gain or loss recognized on a sale or exchange of a contingent debt obligation generally would be treated as interest income or ordinary loss. However, any loss in excess of the net amount of interest income on the contingent debt obligation previously included in income by the Unitholder will be a capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Taxation of the Swap Agreement

     It is assumed for purposes of the following discussion that a Swap Agreement is a "notional principal contract" in its entirety. Alternative characterizations of a Swap Agreement are discussed below under "-Other Characterizations." If payments under a Swap Agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

         Periodic Payments and Nonperiodic Payments (Including Swap Premium)

     Income or deductions with respect to a Swap Agreement may be attributable to periodic payments, nonperiodic payments (including Swap Premium) or Swap Termination Payments.

     Periodic payments under a Swap Agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

     All taxpayers must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a Swap Agreement are set in arrears, and the payment relating to a period during a taxable year of a Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the year in which the payment is fixed.

     Payments under a Swap Agreement that are not periodic payments or Swap Termination Payments are "nonperiodic payments". (Accordingly, any Swap Premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the Swap Agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

     Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

     Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (except as discussed below under "Straddle Rules" and "Foreign Currency Rules").

     As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two parts for federal income tax purposes: a notional principal contract with periodic payments and a loan.

     Where relevant, for purposes of tax information reporting, the Trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial Swap Premium) under the level payment method described above. Unitholders that purchase a Unit and are deemed either to receive or to pay Swap Premium should consult with their tax advisors regarding the appropriate methods for amortizing such Swap Premium.

         Swap Termination Payments

     As described above under "Allocations of Basis and Sales Proceeds," a Unitholder may be considered to pay or receive a Swap Termination Payment under a Swap Agreement in connection with the sale of a Unit. In such a case, a Unitholder would have gain or loss from termination of a Swap Agreement equal to
(i) the sum of the unamortized portion of any nonperiodic payments received by the Unitholder and any Swap Termination Payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the Unitholder and any Swap Termination Payment it pays or is deemed to have paid.

     A termination of a Swap Agreement generally will be considered to involve a "sale or exchange" of the Swap Agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). A Unitholder that recognizes capital loss upon termination of the Swap Agreement generally will be able to offset that loss against any gain recognized with respect to the Securities to the extent such gain is capital gain.

Straddle Rules

     The Securities and the Swap Agreement may be considered offsetting positions in a "straddle" subject to the straddle rules of section 1092 of the Code. Under section 1092(d), a selling Unitholder's capital gain or loss (if any) with respect to Securities that are positions in a straddle will be short-term unless such Securities have been held for the long term capital gain holding period after termination of the Swap Agreement. Similarly, if the Swap Agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the Securities. Further, if the Securities and the Swap Agreement are positions in a straddle and as a result are considered to be held as part of a "conversion transaction" within the meaning of section 1258 of the Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income. Finally, if the Securities and the Swap Agreement are positions in a straddle, any interest or carrying charges incurred by a Unitholder with respect to its Units may have to be capitalized to the extent they exceed the Unitholder's interest income from the Securities, under section 263(g) of the Code.

Other Characterizations of the Securities and Swap Agreement

     Depending on its terms, a Swap Agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a Swap Agreement will be treated for federal income tax purposes in accordance with its economic substance. Consequently, if a Swap Agreement is an option, a Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as Swap Premiums in respect of a Swap Agreement, as described under "Tax Consequences of Separate Treatment--Allocation of Basis and Sales Proceeds") generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). An option generally will not be subject to the mark-to-market rules under section 1256 of the Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the Securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the preceding paragraph.

     In some cases, Securities and a related Swap Agreement may represent economically a loan to the Swap Counterparty secured by the Securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the Securities and the Swap Agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Tax Consequences of Separate Treatment-Taxation of Securities."

     Other characterizations may be possible, depending on the particular terms of the Swap Agreement. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the Swap Agreement.

Stripped Bond Rules

     A Unitholder that holds a Strip Unit will be taxed under the "stripped bond" rules of the Code. The Unitholder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the Securities allocable to the Unit and having OID equal to the excess of the sum of such payments over the issue price. The issue price is the price at which the Unitholder is considered to have purchased its right to payments on the Securities. In the case of a Trust that holds only Securities and cash or cash equivalents, the issue price would be the cost of the Unit less the Unitholder's allocable share of such cash or cash equivalents. The Unitholder will include OID in income as it accrues in accordance with the constant yield method described above under "Taxation of Securities-Interest, Discount and Premium-General OID Rules."

     Holders of certain Strip Units may not be entitled to receive current distributions on such Units. In that case, OID will be includible in income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

     Unless otherwise specified in the Prospectus Supplement, it is anticipated that a Trust will, for information reporting purposes, account for OID reportable by holders of Strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of OID will differ for subsequent purchasers. Unitholders should consult their tax advisors regarding the proper calculation of OID.

Foreign Currency Rules

     If the Securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of section 988 of the Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the Securities. Foreign exchange gain or loss is treated as ordinary income or loss that is generally not interest income (or a direct offset to interest income) and is sourced based on the residence of the taxpayer.

     In general terms, interest income (including OID, and adjusted for any premium amortization) from the Securities will be calculated first in foreign currency units as if the instrument were denominated in U.S. dollars. Interest in foreign currency units will then be translated into U.S. dollars based on an average exchange rate for the period when the interest accrues or, in some cases, based on the exchange rate at the time interest is paid. Foreign exchange gain or loss will be recognized when interest income is actually paid in an amount equal to the difference, if any, between the U.S. dollar value of the interest payment based on the exchange rate or rates used in calculating the interest income attributable to the payment and the rate when it is actually paid. Similarly, foreign exchange gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the Securities were acquired and the rate when the payment is made. Upon a sale of the Securities, gain or loss will be treated as foreign exchange gain or loss to the extent it does not exceed the gain or loss, respectively, attributable to changes in exchange rates over the period that the Unitholder is considered to have held the Securities.

     The principles described above would also apply to any synthetic debt instrument created by integrating the Securities and Swap Agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

     The rules governing a Swap Agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the Securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in "Tax Consequences of Separate Treatment--Taxation of the Swap Agreement" and any income, loss or deduction (including any gain or loss from a termination of a Swap Agreement) would be characterized as foreign exchange gain or loss. In the case of a Swap Agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Tax-Exempt Organizations

     A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to section 501 of the Code (such an entity, a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of section 512 of the Code. Interest on the Securities (or synthetic debt instrument, if the Securities and Swap Agreement are integrated), income from a Swap Agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are "debt-financed property" within the meaning of section 514 of the Code. A portion of any income or gain from the Securities would be unrelated business taxable income if, because of the existence of a significant Swap Premium or other nonperiodic payment under the Swap Agreement, the Swap Counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See "Tax Consequences of Separate Treatment-Taxation of Swap Agreement."

Foreign Unitholders

     The following discussion applies to Unitholders that hold Registered Units. The applicable Prospectus Supplement will discuss the rules applicable to non-U.S. holders of Bearer Units.

     A Unitholder that is not a U.S. person (as defined below) and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Unit will not be subject to United States income or withholding tax, except as described below and under "Information Reporting and Backup Withholding," in respect of interest income or gain on the Securities or income from the Swap Agreement if (i) the Securities were issued after July 18, 1984, (ii) the Unitholder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the issuer of the Securities (or the Swap Counterparty, if the Swap Agreement is considered to involve a significant nonperiodic payment to the Swap Counterparty that is treated as a loan or is otherwise considered part of a loan to the Swap Counterparty), (iii) interest on the Securities (or, to the extent the Swap Agreement is considered to involve a loan to the Swap Counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the Securities (or, in the case of a loan to the Swap Counterparty, the Swap Counterparty), except that this clause will not apply to Securities that are debt instruments with a fixed term issued on or before April 7, 1993, (iv) the Unitholder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is not a U.S. person) and (v) the Unitholder is not considered to be a bank extending credit under a loan entered into in the ordinary course of its trade or business.

     If the Securities or Swap Agreement provide for payments relating to a "United States real property interest" within the meaning of section 897 of the Code, then gain from the Securities or Swap Agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

     A Unitholder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Unit if it is a personal holding company, corporation that accumulates earnings to avoid U.S. taxes on shareholders or private foundation under the Code.

     The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

Information Reporting and Backup Withholding

     The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a Unitholder, such information as is required under the Code or regulations under the Code to enable each Unitholder to file its federal income tax returns with respect to its ownership of Registered Units. Such information may also be reported to the IRS.

     Distributions made on a Unit and proceeds from the sale of a Unit to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Unitholder complies with certain procedures or establishes that it is a corporation or otherwise exempt from such withholding. A Unitholder may be required to provide a statement under penalties of perjury (generally on IRS Form W-9 for U.S. persons or W-8 for non-U.S. persons) to establish an exemption. Any amounts so withheld from distributions on the Unit would be allowed as a credit against the Unitholder's federal income tax liability, or upon application by the Unitholder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Each of Morgan Stanley, any Swap Counterparty, the issuers of the Securities and the Trustee and their affiliates may be Parties in Interest with respect to Plans.

     The United States Department of Labor (the "DOL") has issued regulations (DOL Reg. sections 2510.3-101) concerning what constitutes the assets of a Plan when a Plan invests in another entity (the "Plan Asset Regulations"). The Units would constitute equity interests in the Trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, twenty-five percent or more of the value of any class of equity interests in the entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void ab initio. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

     Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Alternative ERISA Restrictions", the restrictions described in the preceding paragraph will not apply. Units subject to the "Alternative ERISA Restrictions" will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor. A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."

     Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Deemed Representations", the restrictions described in the two preceding paragraphs will not apply. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

     The Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Units is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Units should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of any Units to a Plan or a governmental or other plan is in no respect a representation by the Trust or Morgan Stanley that such an investment meets all relevant legal requirements with respect to investments by Plans generally, any particular Plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular Plan or any such other plan.


                     LIMITATIONS ON ISSUANCE OF BEARER UNITS

     In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Unit will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Units will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Units will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Units.

     Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, Units that are issuable as Bearer Units may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Unit will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.


                              PLAN OF DISTRIBUTION

     The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Units, which may include the names of any underwriters, or initial purchasers, the purchase price of such Units and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Units may be listed, any restrictions on the sale and delivery of Units in bearer form and the place and time of delivery of the Units to be offered thereby.

     If underwriters are used in the sale, Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Morgan Stanley, an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Units, if any, of such Units are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with an underwritten offering of Units, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Units for the purposes of stabilizing their market price.

     Units may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard in the Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Units at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Sales of certain Series of Units may be restricted to "qualified institutional buyers" ("QIB"s) as defined in Rule 144A under the Securities Act, in which case each underwriter will be required to exercise reasonable care to ensure that such Units are sold and will be resold to QIBs. The Prospectus Supplement relating to such Units may provide that a purchaser of the Units is deemed to represent for the benefit of the Underwriters that such purchaser is qualified as a QIB.

     Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     If specified in the Prospectus Supplement, the Securities may be deposited into the Trust in connection with a distribution of the Securities by one or more affiliates of the Depositor pursuant to a registration statement under the Securities Act, in which the Trust will effectively act as an underwriter of the Securities pursuant to Rule 140 under the Securities Act.

     Morgan Stanley is an affiliate of the Depositor. Morgan Stanley's participation in the offer and sale of Units complies with the requirements of
Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Units, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

     The Depositor and Morgan Stanley may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

     From time to time, Morgan Stanley and its affiliates may be engaged by Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in other outstanding securities of any Security Issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, any Security Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Securities or related persons which may not be made available to Unitholders.

     Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of Units will be passed upon for the Depositor by Cleary, Gottlieb, Steen & Hamilton.

                             INDEX OF DEFINED TERMS

                                                           Page
                                                           ----
Affected Party..............................................23
Base Rate...................................................31
Bearer Units................................................42
Book-Entry Units............................................42
Business Day................................................30
Calculation Date............................................37
Call Date...................................................39
Call Price..................................................39
Callable Series.............................................39
CD Rate.....................................................37
CD Rate Determination Date..................................37
CDs (Secondary Market)......................................37
CEDEL.......................................................42
Certificate of Non-U.S. Beneficial Ownership................74
Certificates of Deposit.....................................37
Class........................................................1
Closing Date................................................57
Code........................................................46
Commercial Paper............................................34
Commercial Paper Rate.......................................34
Commercial Paper Rate Determination Date....................34
Commission...................................................2
Composite Quotations........................................31
Concentrated Security........................................1
Contingent Payment Regulations..............................63
Covenant Default............................................15
Credit Events...............................................21
Credit Support..............................................12
Cut-off Date................................................10
Definitive Units............................................42
Deliverable Obligations.....................................21
Depositary..................................................42
Depositor....................................................1
Direct Participants.........................................43
Disqualified Security........................................8
Distribution Date............................................1
DOL.........................................................71
DTC.........................................................28
Dual Currency Units.........................................39
Early Termination Date......................................23
EDGAR........................................................2
Eligible Trustee............................................56
ERISA.......................................................70
Euroclear...................................................42
Exchange Act.................................................1
Exchange Rate Agent..........................................9
Exchangeable Series.........................................40
Extraordinary Trust Expenses................................48
Face Amount.................................................38
FASIT.......................................................58
Federal Funds (Effective)...................................36
Federal Funds Rate..........................................36
Federal Funds Rate Determination Date.......................36
Federal Funds/Effective Rate................................36
Fixed Rate Unit.............................................30
Floating Rate Unit..........................................31
Foreign Currency Integration Regulations....................58
Foreign Currency Unit.......................................38
Foreign Sovereign...........................................12
Global Security.............................................42
Guarantee....................................................1
Guarantor...................................................18
Guaranty....................................................18
H. 15(519)..................................................31
Index Maturity..............................................31
Indexed Commodity...........................................38
Indexed Currency............................................38
Indexed Principal Amount....................................38
Index-Linked Units..........................................38
Indirect Participants.......................................43
Insolvency Law..............................................49
Integration Regulations.....................................58
Interest Period.............................................32
Interest Rate................................................1
Interest Reset Date.........................................32
IRS.........................................................58
ISDA........................................................20
ISDA Definitions............................................20
Letter of Credit............................................18
Letter of Credit Bank.......................................18
LIBOR.......................................................33
LIBOR Determination Date....................................33
LIBOR Reuters...............................................33
LIBORTelerate...............................................33
London Banking Day..........................................30
Maximum Interest Rate.......................................31
Maximum Reimbursable Amount..................................6
Minimum Interest Rate.......................................31
Money Market Yield..........................................35
Morgan Stanley...............................................1
MSDW.........................................................1
Notional Amount.............................................30
OID.........................................................59
Option to Elect Exchange....................................41
Optional Exchange Date......................................40
Outstanding Securities......................................15
Participants................................................43
Parties in Interest.........................................71
Plan Asset Regulations......................................71
Plans.......................................................70
Prospectus Supplement........................................1
PTCE........................................................72
QIB.........................................................75
Rating Agency...............................................41
Reference Entity............................................21
Registered Units............................................42
Registration Statement.......................................2
Reporting Event.............................................24
Reserve Account.............................................19
Retained Interest...........................................10
Reuters.....................................................33
Reuters Screen LIBO Page....................................33
Rule 3a-7...................................................27
Schedule....................................................20
Secured Securities..........................................16
Securities...................................................1
Security Agreement..........................................14
Security Default............................................24
Security Issuer..............................................1
Security Prospectus.........................................12
Security Registration Statement.............................13
Senior Securities...........................................16
Series.......................................................1
Specified Currency...........................................1
Spread......................................................31
Spread Multiplier...........................................31
Stock Index.................................................38
Strip Units.................................................27
Subordinated Securities.....................................16
Swap Agreement...............................................1
Swap Calculation Agent.......................................7
Swap Counterparty............................................1
Swap Default................................................22
Swap Payment Date...........................................20
Swap Premium................................................60
Swap Termination Payment.....................................4
Tax Projected Payment Schedule..............................63
Telerate....................................................33
Telerate Page 3750..........................................33
Termination Events...........................................4
TIA.........................................................56
Transaction..................................................1
Treasury bills..............................................35
Treasury Rate...............................................35
Treasury Rate Determination Date............................36
Trigger Amount...............................................6
Trust........................................................1
Trust Agreement..............................................1
Trust Property...............................................1
Trustee......................................................1
Trustee Fees................................................10
U.S. person.................................................70
Unit Principal Balance......................................37
Unit Register...............................................43
United States real property interest........................70
Units........................................................1

====================================   ======================================

     No dealer, salesperson or any
other person has been authorized to give any
information or to make any representations
other than those contained in the                           $
Prospectus (including the accompanying
Prospectus Supplement) in connection with
the offer contained herein and, if
given or made, such information or
representations  must not be relied            MSDW STRUCTURED ASSET CORP.
upon as having  been authorized by
the company or an agent. Neither the
delivery of this Prospectus (including
the accompanying Prospectus Supplement)
nor any sale made hereunder shall, under
any circumstances, create an implication
that there has been no change in the
affairs of the company since the dates
as of which information is given in            STRUCTURED ASSET TRUST UNIT
this Prospectus (including the accompanying    REPACKAGINGS
Prospectus Supplement). This Prospectus
(including the accompanying Prospectus
Supplement) do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation
is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                     TABLE OF CONTENTS
                                        Page
                                        ----

PROSPECTUS SUPPLEMENTS.............
AVAILABLE INFORMATION..............
INCORPORATION OF CERTAIN                       PROSPECTUS
     DOCUMENTS BY REFERENCE........
IMPORTANT CURRENCY INFORMATION.....
RISK FACTORS.......................
THE DEPOSITOR......................
USE OF PROCEEDS....................
FORMATION OF TRUSTS................
DESCRIPTION OF TRUST PROPERTY......
DESCRIPTION OF SWAP AGREEMENTS.....
MSDW...............................
DESCRIPTION OF UNITS...............
DESCRIPTION OF TRUST AGREEMENTS....            Dated February __, 1999
U.S. FEDERAL INCOME
     TAX CONSIDERATIONS............
ERISA CONSIDERATIONS...............
LIMITATIONS ON ISSUANCE OF
     BEARER UNITS..................
PLAN OF DISTRIBUTION...............
LEGAL MATTERS......................
INDEX OF DEFINED TERMS.............
====================================   ======================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3)

     The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

         Filing Fee for Registration Statement...........$147,500
         Legal Fees and Expenses.........................       *
         Accounting Fees and Expenses....................       *
         Trustee's Fees and Expenses
                  (including counsel fees)...............       *
         Blue Sky Fees and Expenses......................       *
         Printing and Engraving Fees.....................       *
         Rating Agency Fees..............................       *
         Miscellaneous...................................       *
                                                           ------

         Total...........................................  ======

         ---------------
         * To be provided by amendment.


Indemnification of Directors and Officers (Item 15 of Form S-3).

     The Company's By-laws provide that the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the Corporation or a Subsidiary or
(2) is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

     Section 145 of the Delaware General Corporation Law (the "GCL") provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses of indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

The Certificate of Incorporation also limits the personal liability of directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty. The Certificate of Incorporation provides as follows:

                  "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or
                  (iv) for any transaction from which the director derived an improper personal benefit."

Undertakings (Item 17 of form S-3).

A.   Undertakings Pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.   Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused by this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 24th day of February, 1999.


                                                     MSDW STRUCTURED ASSET CORP.



                                                     By: /s/ Laya Khadjavi
                                                        ------------------
                                                         Laya Khadjavi
                                                         Director




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


     SIGNATURE                          TITLE                       DATE

/s/  Laya Khadjavi              Director, President          February 24, 1999
----------------------------    and Chief Executive
                                Officer


/s/   Michael Harpe             Director, Treasurer          February 24, 1999
----------------------------    and Chief  Financial
                                Officer

/s/   Donald J. Puglisi         Assistant Secretary          February 24, 1999
----------------------------

                                                     Registration No. 333-64879
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                              ---------------------


                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                              ---------------------




                           MSDW Structured Asset Corp.

               (Exact name of registrant as specified in charter)

================================================================================

                                Index to Exhibits


       Exhibit Number                             Exhibit
       --------------                             -------

             1.1                   Form of Underwriting Agreement

             3.1                   Certificate of Incorporation

             3.2                   By-Laws

             4.1                   Standard Terms of Trust Agreements

             5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton with respect to legality*

             8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton with respect to certain tax matters*

            10.1                   Form of ISDA Master Agreement

            23.1 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibits 5.1 and 8.1)

            25.1                   Statement of Eligibility of Trustee

* Final signed opinions to be filed upon amendment.